The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the offer and the sale of the notes has become effective under the Securities Act of 1933. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale of the notes is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163573
Subject to completion, dated January 13, 2011
Preliminary prospectus supplement

(To prospectus dated January 13, 2011)

$500,000,000
     % Convertible Senior Notes due 2016
Interest payable January 15 and July 15
Up to $250,000,000 of Common Stock

We are offering $500,000,000 aggregate principal amount of our     % Convertible Senior Notes due 2016. The notes will bear interest at a rate     % per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2011. The notes will mature on January 15, 2016.

Holders may convert their notes at their option at any time and from time to time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the notes.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as described in this prospectus supplement.

The conversion rate will initially equal           shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events but will not be adjusted for any accrued and unpaid interest. In addition, we will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with a fundamental change (as defined herein).

We may not redeem the notes at our option. However, if we undergo a fundamental change (as defined herein), holders may require us to repurchase all or part of their notes in cash at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

No sinking fund will be provided for the notes.

The notes will be our senior unsecured obligations and will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to the existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

The notes will not be listed on any securities exchange. Our common stock is listed on The NASDAQ Global Select Market under the symbol “DNDN.” The last reported sale price of our common stock on The NASDAQ Global Select Market on January 12, 2011 was $37.11 per share.

Investing in the notes and our common stock involves risk. See “Risk factors” beginning on page S-10 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes or our common stock.

	Per note	Total

Public offering price of the notes(1)	$	$
Underwriting discounts and commissions in connection with the notes offering	$	$
Proceeds, before expenses, to us	$	$

(1)	Plus accrued interest, if any, from January , 2011.

We have granted the underwriter the right to exercise its option to purchase up to an additional $75,000,000 aggregate principal amount of notes within a 30-day period solely to cover over-allotments.

In connection with the offering of the notes, up to $250,000,000 of outstanding shares of our common stock are being offered by this prospectus supplement to facilitate hedging of the notes by buyers of the notes. We will not receive any proceeds from the sale of shares of our common stock in this offering. We have been advised by the underwriter that the shares being sold in this offering have been purchased by the underwriter from the buyers of the notes, who have sold them short to the underwriter in order to hedge their market risk with respect to the notes that they acquire in this offering. The underwriter has purchased those shares, in connection with, and contingent on the pricing and closing of, the notes offering, with a view to initially offer them to the public at a price of $      per share and to subsequently offer them in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at the market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or any combination of the foregoing. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offer or the sale of the notes or the common stock or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes and the common stock will be made to investors in book-entry form through The Depository Trust Company on or about January   , 2011. The delivery of the common stock to the common stock buyers by the underwriter is contingent on the closing of the notes offering.

Sole Manager

J.P. Morgan

January   , 2011

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the notes and our common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. The second part is the accompanying prospectus, which provides additional information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control.

S-i

If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or sale is unlawful. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. You should assume that the information included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus or the information we have incorporated by reference. Our financial condition, results of operations and business prospects may have changed since that date.

S-ii

Prospectus supplement summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes or the shares of common stock offered hereby. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus carefully, including the “Risk factors” section of this prospectus supplement beginning on page S-10, as well as our financial statements and the notes thereto, which are incorporated by reference herein, before making an investment decision. References in this prospectus to “Dendreon,” “we,” “us” and “our” refer to Dendreon Corporation and its subsidiaries, unless the context otherwise requires.

Overview

We are a biotechnology company focused on the discovery, development and commercialization of novel therapeutics that can significantly improve cancer treatment options for patients. Our portfolio includes active cellular immunotherapy and small molecule product candidates to treat a wide range of cancers. On April 29, 2010, the U.S. Food and Drug Administration (“FDA”) licensed PROVENGE® (sipuleucel-T), an autologous cellular immunotherapy for the treatment of men with asymptomatic or minimally symptomatic, metastatic, castrate-resistant (hormone-refractory) prostate cancer. We own worldwide rights for PROVENGE.

Commercial sale of PROVENGE began in May 2010. In 2010, we achieved estimated revenue from PROVENGE of approximately $48 million (unaudited). In anticipation of a significant increase in capacity from the expansion of our existing manufacturing facility in Morris Plains, New Jersey and licensure of our new facilities in Orange County, California and Union City, Georgia during 2011, we expect to increase our sales force to approximately 100 representatives to establish and support approximately 450 infusion sites by the end of 2011. We also plan to increase our marketing and awareness efforts to educate physicians and patients to utilize this additional capacity.

Following a number of pre-submission meetings with European Union (“E.U.”) National Agencies, we expect that data from our Phase 3 D9902B IMPACT (IMmunotherapy for Prostate AdenoCarcinoma Treatment) study, supported by data from our D9901 and D9902A studies, will be sufficient to seek regulatory approval for PROVENGE in the E.U. We plan to use the clinical data described in our U.S. Biologics License to file our marketing authorization application (“MAA”) to the European Medicines Agency (“EMA”) in late 2011 or early 2012. To accelerate the regulatory timeline, initially PROVENGE will be manufactured through a contract manufacturing organization while we concurrently build an immunotherapy manufacturing facility in Europe. We anticipate a regulatory decision from the E.U. in the first half of 2013.

Other potential product candidates we have under development include our investigational active cellular immunotherapy directed against HER2/neu for the treatment of patients with bladder, breast, ovarian and other solid tumors expressing HER2/neu. Active cellular immunotherapies directed at CA-9, an antigen highly expressed in renal cell carcinoma, and CEA, an antigen expressed in colorectal cancer, are in preclinical development. We are also developing an orally-available small molecule targeting TRPM8 that could be applicable to multiple types of cancer in advanced cancer patients. We commenced our Phase 1 clinical trial to evaluate TRPM8 in 2009 and the trial is ongoing.

Corporate information

We are a Delaware corporation originally incorporated in 1992 as Activated Cell Therapy, Inc. Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545. Our website is http://www.dendreon.com (which is not intended to be an active hyper link in this prospectus supplement or the accompanying prospectus). The contents of our website are not part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained therein.

Dendreon®, the Dendreon logo and PROVENGE® are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

The offering of the notes

The summary below describes the principal terms of the notes. Certain terms and conditions described below are subject to important limitations and exceptions. The “Description of notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus each contain a more detailed description of certain terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer only to Dendreon Corporation and not to its consolidated subsidiaries.

Issuer	Dendreon Corporation, a Delaware corporation.

Securities	$500,000,000 aggregate principal amount of % Convertible Senior Notes due 2016 (plus up to an additional $75,000,000 aggregate principal amount solely to cover over-allotments, if any).

Maturity	January 15, 2016, unless earlier repurchased or converted.

Issue price	% plus accrued interest, if any, from January , 2011.

Interest	% per year. Interest will accrue from January , 2011 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2011.

In addition, we may elect to pay additional interest as the sole remedy for a limited period of time for our failure to comply with certain reporting obligations. See “Description of notes—Events of default.”

Conversion rights	The notes are convertible, at the option of the holder, at any time and from time to time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes will initially equal shares of our common stock per $1,000 principal amount of notes (equal to an initial conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. See “Description of notes—Conversion rights—Conversion rate adjustments.” In addition, we will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with a fundamental change. See “Description of notes—Conversion rights—Adjustment to conversion rate upon conversion upon a fundamental change.”

Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we elect to satisfy our conversion obligation solely in cash or through the payment and delivery of a combination of cash and shares of our common stock, the amount of cash and the number of shares of our common stock, if any, due upon conversion will equal the sum of the daily conversion values (as defined herein) for each trading day in the applicable 25 trading day observation period (as described herein). See “Description of notes—Conversion rights—Settlement upon conversion.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by our payment or delivery of the cash, shares of our common stock or combination of cash and shares of our common stock into which your note is convertible.

No redemption	We may not redeem the notes prior to maturity.

No sinking fund	No sinking fund will be provided for the notes.

Fundamental change	If we undergo a “fundamental change,” subject to certain conditions, holders may require us to repurchase all or part of their notes in cash at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of notes—Fundamental change permits holders to require us to repurchase notes.”

Ranking	The notes will be our senior unsecured obligations and will rank:

• senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes, including our outstanding 4.75% Convertible Senior Subordinated Notes due 2014;

• equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

• effectively junior in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

• structurally junior to the existing and future indebtedness and other liabilities (including trade payables and preferred equity interests) of our subsidiaries.

As of September 30, 2010, our total consolidated indebtedness was $77.0 million. As of that date, we did not have a material amount of secured indebtedness, and our subsidiaries had no outstanding indebtedness or other liabilities, including trade payables. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-allotment option) and the application of the proceeds therefrom as described under “Use of proceeds,” our total consolidated indebtedness would have been $ million.

See “Risk factors—Risks related to the notes and the offering of the notes—The notes will be structurally subordinated to any liabilities that our subsidiaries incur and will be effectively subordinated to any of our existing and future secured indebtedness. This may affect your ability to receive payments on the notes.”

Use of proceeds	We estimate that our net proceeds from the sale of the notes will be approximately $ million (or approximately $ million if the underwriter exercises its over-allotment option in full) after deducting the underwriting fees and all estimated offering expenses that are payable by us.

We currently intend to use the net proceeds of the offering of the notes (i) to fund the continued investment in and expansion of our manufacturing facilities, including the construction of a new immunotherapy manufacturing facility in Europe and the expenses associated with increasing capacity at our existing Morris Plains, New Jersey, Atlanta, Georgia and Orange County, California facilities; (ii) to cover expenses in connection with pursuing non-U.S. marketing approvals for PROVENGE; (iii) to fund new clinical trials for PROVENGE and other product candidates; (iv) to finance our marketing and awareness efforts for PROVENGE; (v) to fund the ongoing hiring of additional manufacturing, sales and marketing, quality, research and development and other personnel to support PROVENGE and our other product candidates; (vi) to fund additional investment in information technology infrastructure and product support systems; (vii) for third-party contract supply costs; and (viii) for general corporate purposes, including working capital. See “Use of proceeds.”

Book-entry form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriter has advised us that it currently intends to make a market in the notes. However, it is not obligated to do so, and it may discontinue any market making with respect to the notes at any time without notice. We do not intend to apply for a listing of the notes on any securities exchange.

Certain U.S. federal income tax consequences	For certain U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain U.S. federal income tax considerations.”

NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol “DNDN.”

Trustee, paying agent and conversion agent	The Bank of New York Mellon Trust Company, N.A.

Risk factors	Investment in the notes and the shares of common stock underlying the notes involves risk. You should carefully consider the information contained in “Risk factors” and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before investing in the notes.

The offering of the common stock

Shares of common stock offered	Up to $250,000,000 of outstanding shares of our common stock. The actual number of shares of our common stock sold under this prospectus supplement will depend on the demand from buyers of the notes to have their hedging of the notes be facilitated as part of this offering.

Price to public	Initially, $ per share, and, subsequently, at the market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or any combination of the foregoing. See “Underwriting.”

Listing	Our common stock is listed on The NASDAQ Global Select Market under the symbol “DNDN.”

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock in this offering. We have been advised by the underwriter that the shares being sold in the offering have been purchased by the underwriter from the buyers of the notes, who have sold them short to the underwriter in order to hedge their market risk with respect to the notes acquired in this offering. The underwriter has purchased the shares of common stock to be sold under this prospectus supplement, in connection with, and contingent on the pricing and closing of, the notes offering, with a view to initially offer them to the public at a price of $ per share and to subsequently offer them in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at the market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or any combination of the foregoing. See “Underwriting.”

Risk factors	Investment in the shares of our common stock involves risk. You should carefully consider the information contained in “Risk factors” and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before investing in the shares of common stock.

Forward-looking statements

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	whether we have adequate financial resources and access to capital to fund commercialization of PROVENGE and that of other potential product candidates we may develop;

•	our ability to successfully manufacture PROVENGE and other product candidates in necessary quantities with required quality;

•	our ability to successfully obtain regulatory approvals and commercialize our products that are under development and develop the infrastructure necessary to support commercialization if regulatory approvals are received;

•	our ability to complete and achieve positive results in ongoing and new clinical trials;

•	our dependence on single-source vendors for some of the components used in our product candidates;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation, or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance;

•	the impact of competition and regulatory requirements and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business and the biotechnology industry generally; and

•	other factors set forth under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and our future filings made with the Securities and Exchange

Commission (the “SEC”), which are incorporated by reference into this prospectus, and the risk factors set forth in this prospectus.

In addition, in this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

Risk factors

Investing in the notes and our common stock involves risks. Prior to making a decision whether to invest in the notes or our common stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our other filings we may make from time to time with the SEC.

Risks relating to our product commercialization pursuits

PROVENGE is our only FDA-approved product. If we fail to achieve and sustain commercial success for PROVENGE, our business will suffer, our future prospects may be harmed and our stock price would likely decline.

On April 29, 2010, the FDA licensed our autologous cellular immunotherapy, PROVENGE® (sipuleucel-T), for the treatment of men with asymptomatic or minimally symptomatic, metastatic, castrate-resistant (hormone-refractory) prostate cancer. PROVENGE currently generates substantially all of our revenue. Prior to the launch of PROVENGE in May 2010, we had never sold or marketed a pharmaceutical product. Unless we can successfully commercialize another product candidate or acquire the right to market other approved products, we will continue to rely on PROVENGE to generate substantially all of our revenue and fund our operations. Our ability to maintain or increase our revenues for PROVENGE will depend on, and may be limited by, a number of factors, including the following:

•	acceptance of and ongoing satisfaction with PROVENGE as the first in a new class of therapy in the United States and by the medical community, patients receiving therapy and third party payers and eventually in foreign markets if we receive additional marketing approvals;

•	our ability to develop and expand market share, both in the United States and potentially in the rest of the world if we receive marketing approvals outside of the U.S., in the midst of numerous competing products for late stage prostate cancer, many of which are in late stage clinical development;

•	successfully expanding and sustaining our manufacturing capacity to meet demand;

•	whether physicians are willing to adopt PROVENGE as part of the treatment paradigm for men with metastatic castrate resistant prostate cancer;

•	whether data from clinical trials for additional indications are positive and whether such data, if positive, will be sufficient to achieve approval from the FDA and its foreign counterparts to market and sell PROVENGE in such additional indications;

•	adequate coverage or reimbursement for PROVENGE by Medicare and third-party payors, including private health coverage insurers and health maintenance organizations; and

•	the ability of patients to afford any required co-payments for PROVENGE.

If for any reason we became unable to continue selling or manufacturing PROVENGE, our business would be seriously harmed and could fail.

If PROVENGE were to become the subject of problems related to its efficacy, safety, or otherwise, our revenues from PROVENGE could decrease.

PROVENGE, in addition to any other of our drug candidates that may be approved by the FDA, will be subject to continual review by the FDA, and we cannot assure you that newly discovered or developed safety issues will not arise. With the use of any newly marketed drug by a wider patient population, serious adverse events may occur from time to time that initially do not appear to relate to the drug itself. Any safety issues could cause us to suspend or cease marketing of our approved products, cause us to modify how we market our approved products, subject us to substantial liabilities, and adversely affect our revenues and financial condition. In the event of a withdrawal of PROVENGE from the market, our revenues would decline significantly.

Adoption of PROVENGE for the treatment of patients with advanced prostate cancer may be slow or limited for a variety of reasons including competing therapies, perceived difficulties in the treatment process and access to reimbursement. If PROVENGE is not successful in broad acceptance as a treatment option for advanced prostate cancer, our business would be harmed.

The rate of adoption of PROVENGE for advanced prostate cancer and the ultimate market size will be dependent on several factors including educating treating physicians on the patient treatment process with PROVENGE and immunotherapies generally. As a first in class therapy, PROVENGE utilizes a unique treatment approach, which can have associated challenges in practice for treating physicians. A significant portion of the prospective patient base for treatment with PROVENGE may be under the care of urologists who are less experienced with infusion treatments. Acceptance by urologists of PROVENGE as a treatment option may be measurably slower than adoption by oncologists of PROVENGE as a therapy and may require more educational effort by us. In addition, the tight manufacturing and infusion timelines required for treatment with PROVENGE will require treating physicians to adjust practice mechanics, which may result in delay in market adoption of PROVENGE as a preferred therapy.

PROVENGE is presently only approved in the U.S. for the treatment of metastatic asymptomatic or minimally symptomatic castrate resistant prostate cancer. Earlier diagnosis of metastatic prostate cancer will be increasingly important, and screening, diagnostic and treatment practices can vary significantly by geographic region. In order to achieve global success for PROVENGE as a treatment we will need to pursue approvals by non-U.S. regulatory authorities, which may result in significant investment in obtaining required data and manufacturing capability. Submissions for approval by non-U.S. regulatory authorities may not result in marketing approval by these authorities for the requested indication. In addition, certain countries require pricing to be established before reimbursement for the specific indication may be obtained. We may not receive or maintain marketing approvals at favorable pricing levels or at all, which could harm our ability to broadly market PROVENGE. Prostate cancer is common in many regions where the healthcare systems are limited and reimbursement for PROVENGE may be limited or unavailable, which will likely limit or slow adoption in these regions. If we are unable to successfully achieve the full global market potential of PROVENGE due to diagnosis practices or regulatory hurdles, our future prospects would be harmed and our stock price could decline. Data from our completed clinical trials of PROVENGE in the U.S. may not be sufficient to support approval for commercialization by regulatory agencies governing the sale of drugs outside the US. This could require us to spend substantial sums to develop sufficient clinical data for licensure by authorities outside the U.S.

Products we may potentially commercialize and market may be subject to promotional limitations.

We may not be able to obtain the labeling claims necessary or desirable for the promotion of our products. The FDA has the authority to impose significant restrictions on an approved product through the product label and allowed advertising, promotional and distribution activities. The FDA also may approve a product for fewer indications than are requested or may condition approval on the performance of post-approval clinical studies. We may also be required to undertake post-marketing clinical trials. There may be monetary penalties if post-approval requirements are not fulfilled. If the results of such post-marketing studies are not satisfactory, the FDA may withdraw marketing authorization or may condition continued marketing on commitments from us that may be expensive and/or time consuming to fulfill. Even if we receive FDA and other regulatory approvals, if we or others identify adverse side effects after any of our products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and reformulation of our products, additional clinical trials, changes in labeling of our products and additional marketing applications may be required, any of which potential concerns could harm our business and cause our stock price to decline.

Risks relating to manufacturing activities

We are rapidly expanding our operations to support commercial launch of PROVENGE, and we may encounter unexpected costs or difficulties.

We have and expect to continue to significantly increase our investment in commercial infrastructure. We will need to expand and effectively manage our operations and facilities and continue to grow our infrastructure to commercialize PROVENGE and pursue development of our other product candidates. We must effectively manage our supply chain, third-party vendors and distribution network, all of which requires strict planning in order to meet production timelines for PROVENGE. We continue to add manufacturing, quality control, quality assurance, marketing and sales personnel, and personnel in all other areas of our operations, including executive-level personnel, to support commercialization and pursue non-U.S. marketing approvals, which strains our existing managerial, operational, financial and other resources.. In pursuing rapid expansion, we must continue to monitor quality and effective controls, or we risk possible delays in approval of the facilities by the FDA for commercial manufacturing. Any delay in readiness of our expanded New Jersey facility and new facilities in Orange County, California and Atlanta could result in the loss of revenue from potential sales of PROVENGE, and adversely impact market acceptance for PROVENGE. If we fail to manage the growth in our systems and personnel appropriately and successfully in order to achieve our commercialization plans for PROVENGE our revenues could suffer and our business could be harmed.

We may initially be unable to successfully manufacture PROVENGE in quantities sufficient to fulfill patient demand.

We may experience constraints in our ability to initially manufacture PROVENGE in sufficient quantities to satisfy market demand. We believe that the existing capacity at our New Jersey Facility approved for commercial production is insufficient to satisfy the anticipated market demand for PROVENGE. Until the additional capacity from the expansion of our New Jersey Facility and new manufacturing facilities in Atlanta, Georgia and Orange County, California,

which we anticipate will be available commencing in the first half of 2011, we may be constrained in our ability to manufacture PROVENGE to supply the potential market.

We and our contract manufacturers are subject to significant regulation with respect to manufacturing of our products.

All of those involved in the preparation of a therapeutic drug for clinical trials or commercial sale, including our existing supply contract manufacturers and clinical trial investigators, are subject to extensive regulation by the FDA. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with Current Good Manufacturing Practices, a series of complex regulations. These regulations govern manufacturing processes and procedures and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Our facilities and quality systems and the facilities and quality systems of some or all of our third party contractors must pass inspection for compliance with the applicable regulations as a condition of FDA approval of our products. In addition, the FDA may, at any time, audit or inspect a manufacturing facility involved with the preparation of PROVENGE or our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. The FDA also may, at any time following approval of a product for sale, audit our manufacturing facilities or those of our third party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulation occurs independent of such an inspection or audit, we or the FDA may require remedial measures that may be costly and/or time consuming for us or a third party to implement and that may include the temporary or permanent suspension of a clinical trial or commercial sales, recalls, market withdrawals, seizures or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business.

Manufacturing difficulties, disruptions or delays could limit supply of our products and limit our product sales.

Manufacturing biologic human therapeutic products is difficult, complex and highly regulated. We currently manufacture PROVENGE and plan to manufacture our product candidates. Our ability to adequately and timely manufacture and supply our products is dependent on the uninterrupted and efficient operation of our facilities and those of our third-party contract manufacturers, which may be impacted by:

•	availability or contamination of raw materials and components used in the manufacturing process, particularly those for which we have no other source or supplier;

•	capacity of our facilities and those of our contract manufacturers;

•	the performance of our information technology systems;

•	facility contamination by microorganisms or viruses;

•	compliance with regulatory requirements;

•	inclement weather and natural disasters;

•	changes in forecasts of future demand for product components;

•	timing and actual number of production runs for product components;

•	updating of manufacturing specifications; and

•	product quality success rates and yields.

If the efficient manufacture and supply of our products is interrupted, we may experience delayed shipments or supply constraints. If we are at any time unable to provide an uninterrupted supply of our products to patients, we may lose patients and physicians may elect to prescribe competing therapeutics instead of our products, which could materially and adversely affect our product sales and results of operations.

Our manufacturing processes and those of our third-party contract manufacturers must undergo a potentially lengthy FDA or other regulatory approval process and are subject to continued review by the FDA and other regulatory authorities. It is a multi-year process to build and license a new manufacturing facility and it can take significant time to qualify and license a new contract manufacturer. In order to maintain supply, mitigate risks and to satisfy anticipated demand for PROVENGE, we must successfully implement manufacturing projects on schedule.

We may need to build additional manufacturing facilities in order to develop additional products, which would require significant investment. Given the complexities of the manufacturing process for PROVENGE and of our cellular immunotherapies platform, this could require large capital expenditures to pursue these initiatives before we are able to determine feasibility.

If regulatory authorities determine that we or our third-party contract manufacturers or certain of our third-party service providers have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing our products or conducting clinical trials or selling our marketed products until we or the affected third-party contract manufacturers or third-party service providers comply, or indefinitely. Because our third-party contract manufacturers and certain of our third-party service providers are subject to FDA and foreign regulatory authorities, alternative qualified third-party contract manufacturers and third-party service providers may not be available on a timely basis or at all. If we or our third-party contract manufacturers or third-party service providers cease or interrupt production or if our third-party contract manufacturers and third-party service providers fail to supply materials, products or services to us, we may experience delayed shipments, and supply constraints for our products.

Risks relating to our clinical trial and product development initiatives

Our clinical and pre-clinical candidates in the pipeline for other potential cancer immunotherapies and small molecule products may never reach the commercial market for a number of reasons.

In order to sustain our business, we focus substantial resources on the search for new pharmaceutical products. These activities include engaging in discovery research and product development, conducting preclinical and clinical studies, and seeking regulatory approval in the United States for product candidates and abroad for PROVENGE and other products we may market in the future. Our long term success depends on the discovery and development of new drugs that we can commercialize. Our cancer immunotherapy and small molecule program pipeline candidates are still at a relatively early stage in the development process. There can be no assurance that these product candidates or any other potential therapies we may pursue will become a marketed drug. In addition, we may find that certain products cannot be manufactured on a commercial scale and, therefore, they may not be economical to produce, or may be precluded from commercialization by proprietary rights of third parties.

A significant portion of the research that we are conducting involves new and unproven technologies. Research programs to identify disease targets and product candidates require substantial technical, financial and human resources, whether or not we ultimately identify any candidates. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield candidates for clinical development for a number of reasons, including difficulties in formulation which cannot be overcome, timing and competitive concerns.

An IND must become effective before human clinical trials may commence. The IND application is automatically effective 30 days after receipt by the FDA unless, before that time, the FDA raises concerns or questions about the product’s safety profile or the design of the trials as described in the application. In the latter case, any outstanding concerns must be resolved with the FDA before clinical trials can proceed. Thus, the submission of an IND may not result in FDA authorization to commence clinical trials in any given case. After authorization is received, the FDA retains the authority to place the IND, and clinical trials under that IND, on clinical hold. If we are unable to commence clinical trials or clinical trials are delayed indefinitely, we would be unable to develop additional product candidates and our business could be materially harmed.

If testing of a particular product candidate does not yield successful results, then we will be unable to commercialize that product.

The pre-clinical testing and clinical trials of any product candidates that we develop must comply with regulations by numerous federal, state and local government authorities in the United States, principally the FDA, and by similar agencies in other countries. Clinical trials are subject to continuing oversight by governmental regulatory authorities and institutional review boards and must meet the requirements of these authorities in the United States, including those for informed consent and good clinical practices. We may not be able to comply with these requirements, which could disqualify completed or ongoing clinical trials. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of our product candidates, including the following:

•	safety and efficacy results from human clinical trials may show the product candidate to be less effective or safe than desired or earlier results may not be replicated in later clinical trials;

•	the results of preclinical studies may be inconclusive or they may not be indicative of results that will be obtained in human clinical trials;

•	after reviewing relevant information, including preclinical testing or human clinical trial results, we may abandon or substantially restructure programs that we might previously have believed to be promising;

•	we or the FDA or similar regulatory authorities in other countries may suspend or terminate clinical trials if the participating patients are being exposed to unacceptable health risks or for other reasons; and

•	the effects of our product candidates may not be the desired effects or may include undesirable side effects or other characteristics that interrupt, delay or cause us or the FDA to halt clinical trials or cause the FDA or foreign regulatory authorities to deny approval of the product candidate for any or all target indications.

Each phase of testing is highly regulated, and during each phase there is risk that we will encounter serious obstacles or will not achieve our goals, and accordingly we may abandon a product in which we have invested substantial amounts of time and money. In addition, we must provide the FDA and similar foreign regulatory authorities with pre-clinical and clinical data that demonstrate that our product candidates are safe and effective for each target indication before they can be approved for commercial distribution. We cannot state with certainty when or whether any of our products now under development will be approved or launched; or whether any products, once launched, will be commercially successful.

The FDA or an Advisory Committee may determine our clinical trials data regarding safety or efficacy are insufficient for regulatory approval.

We discuss with and obtain guidance from regulatory authorities on certain aspects of our clinical development activities. These discussions are not binding obligations on the part of regulatory authorities. Under certain circumstances, regulatory authorities may revise or retract previous guidance during the course of our clinical activities or after the completion of our clinical trials. The FDA may also disqualify a clinical trial in whole or in part from consideration in support of approval of a potential product for commercial sale or otherwise deny approval of that product. Even if we obtain successful clinical safety and efficacy data, we may be required to conduct additional, expensive trials to obtain regulatory approval. Prior to regulatory approval, the FDA may elect to obtain advice from outside experts regarding scientific issues and/or marketing applications under FDA review. These outside experts are convened through the FDA’s Advisory Committee process. An Advisory Committee will report to the FDA and make recommendations. Views of the Advisory Committee may differ from those of the FDA, and may impact our ability to commercial a product candidate.

If we encounter difficulties enrolling patients in our clinical trials, our trials could be delayed or otherwise adversely affected.

Clinical trials for our product candidates may require that we identify and enroll a large number of patients with the disease under investigation. We may not be able to enroll a sufficient number of patients, or those with required or desired characteristics to achieve diversity in a study, to complete our clinical trials in a timely manner.

Patient enrollment is affected by factors including:

•	design of the trial protocol;

•	the size of the patient population;

•	eligibility criteria for the study in question;

•	perceived risks and benefits of the product candidate under study;

•	availability of competing therapies and clinical trials;

•	efforts to facilitate timely enrollment in clinical trials;

•	patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment; and

•	proximity and availability of clinical trial sites for prospective patients.

If we have difficulty enrolling a sufficient number or diversity of patients to conduct our clinical trials as planned, we may need to delay or terminate ongoing or planned clinical trials, either of which would have a negative effect on our business.

Risks relating to our financial position and operations

We have a history of operating losses. We expect to continue to incur losses for the near future, and we may never become profitable.

As of September 30, 2010, our accumulated deficit was $1,131.1 million. We have incurred net losses as a result of research and development expenses, clinical trial expenses, contract manufacturing expenses and general and administrative expenses in support of our operations and research efforts. We anticipate that near term we will continue to fund our ongoing research, development and general operations from available cash, including proceeds from this offering, and revenue generated from commercial sales of PROVENGE as we expand our operations including our manufacturing capabilities, continue our clinical trials, apply for regulatory approvals and build commercial infrastructure outside the U.S. and invest in research and product development. The majority of our resources continue to be used in support of the commercialization of PROVENGE. Even if we are able to successfully realize our commercialization goals for PROVENGE, because of the numerous risks and uncertainties associated with commercialization of a biologic, we are unable to predict when we will become profitable, if at all. Even if we do produce revenues and achieve profitability, we may not be able to maintain or increase profitability.

We may require additional funding, and our future access to capital is uncertain.

It is expensive to develop and commercialize cancer immunotherapy and small molecule product candidates. We plan to continue to simultaneously conduct clinical trials and preclinical research for a number of product candidates while pursuing commercial acceptance and our marketing goals for PROVENGE. Our product development efforts may not lead to commercial products, either because our product candidates fail to be found safe or effective in clinical trials or because we lack the necessary financial or other resources or relationships to pursue our programs through commercialization. Even if commercialized, a product may not achieve revenues that exceed the costs of producing and selling it. Our capital and future cash flow may not be sufficient to support the expenses of our operations and we may need to raise additional capital depending on a number of factors, including the following:

•	the rate of progress and cost of our research and development and clinical trial activities;

•	to establish manufacturing and distribution capability for a product other than PROVENGE; and

•	to remain competitive in the event of the introduction into the marketplace of competing products and other adverse market developments.

We may not be able to obtain additional financing if and when needed. If we are unable to raise additional funds on terms we find acceptable, we may have to delay, reduce or eliminate some of our clinical trials and our development programs. If we raise additional funds by issuing equity or equity-linked securities, further dilution to our existing stockholders will result. In addition, the expectation of future dilution as a result of our offering of securities convertible into equity securities may cause our stock price to decline.

Difficulties we may encounter managing our growth may divert resources and limit our ability to successfully expand our operations.

We have been and continue to be engaged in a period of rapid and substantial growth, which places a strain on our commercial, clinical, administrative and operational infrastructure. We will need to continue to manage multiple locations and additional relationships with various collaborative partners, suppliers and other third parties. Our ability to manage our operations and growth effectively requires us to continue to hire necessary personnel and to continue to improve our reporting systems and procedures as well as our operational, financial and management controls. We may not be able to effectively manage a rapid pace of growth and timely implement improvements to our management information and control systems. Any failure by us to appropriately monitor and manage our business growth could cause one or more of our initiatives to fail to meet its goals, thus harming our business and near term prospects.

Our existing indebtedness and indebtedness from this offering could adversely affect our financial condition.

Our existing indebtedness prior to this offering includes an aggregate of $27.7 million in outstanding 4.75% Convertible Senior Subordinated Notes due 2014 (the “2014 Notes”) which bear interest at 4.75 percent. The notes offered hereby will rank senior in right of payment to the 2014 Notes. Our indebtedness and annual debt service requirements may adversely impact our business, operations and financial condition in the future. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to raise additional funds by borrowing or engaging in equity sales in order to fund future working capital, capital expenditures, research and development and other general corporate requirements;

•	require us to dedicate a substantial portion of our cash to service payments on our debt; or

•	limit our flexibility to react to changes in our business and the industry in which we operate or to pursue certain strategic opportunities that may present themselves.

Our stockholders may be diluted by the conversion of our outstanding 2014 Notes.

The holders of the 2014 Notes may choose at any time to convert their notes into common stock prior to maturity in June 2014. The 2014 Notes are convertible into our common stock, initially at the conversion price of $10.28 per share, equal to a conversion rate of approximately 97.2644 shares per $1,000 principal amount of the 2014 Notes. The number of shares of common stock issuable upon conversion of the 2014 Notes, and therefore the dilution of existing common stockholders, could increase under certain circumstances described in the indenture under which the 2014 Notes were issued. The conversion of the 2014 Notes results in issuance of additional shares of common stock, diluting existing common stockholders.

We may elect to issue additional shares of our common stock or other securities that may be convertible into our common stock, which could result in further dilution to our existing stockholders.

Future sales of our common stock will depend primarily on the market price of our common stock, the terms we may receive upon the sale of debt or convertible securities, the interest in our company by institutional investors and our cash needs. In addition, we may register additional equity, debt or other convertible securities with the SEC for sale in the future. Each of our issuances of common stock or securities convertible into common stock to investors under a registration statement or otherwise will proportionately decrease our existing stockholders’ percentage ownership of our total outstanding equity interests and may reduce our stock price.

Our business, financial condition and future prospects could suffer as a result of carrying out strategic alternatives in the future.

We may decide it is in our best interests to engage in a strategic transaction that could dilute our existing stockholders or cause us to incur contingent liabilities, commitments, or significant expense. In the course of pursuing strategic alternatives, we may evaluate potential acquisitions or investments in related businesses, products or technologies. Future acquisitions or investments could subject us to a number of risks, including, but not limited to:

•	the assumption of additional indebtedness or contingent liabilities;

•	risks and uncertainties associated with the other party to such a transaction, including but not limited to the prospects of that party and their existing products or product candidates and regulatory approvals;

•	the loss of key personnel and business relationships;

•	difficulties associated with assimilating and integrating new personnel, intellectual property and operations of an acquired company;

•	our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs; and

•	the distraction of our management from our existing product programs and initiatives in pursuing such a strategic merger or acquisition.

In connection with an acquisition, we must estimate the value of the transaction by making certain assumptions that may prove to be incorrect, which could cause us to fail to realize the anticipated benefits of a transaction. We may incur as part of a transaction substantial charges for closure costs associated with the elimination of duplicate operations and facilities and acquired in-process research and development charges. In either case, the incurrence of these charges could adversely affect our results of operations for particular quarterly or annual periods. Any strategic transaction we may pursue may not result in the benefits we initially believe, and/or result in costs that end up outweighing the benefits, and may adversely impact our financial condition and business prospects.

Risks related to regulation of the pharmaceutical industry

PROVENGE and our other products in development cannot be sold if we do not maintain or gain required regulatory approvals.

Our business is subject to extensive regulation by numerous state and federal governmental authorities in the United States, including the FDA, and potentially by foreign regulatory authorities, with regulations differing from country to country. In the United States, the FDA regulates, among other things, the pre-clinical testing, clinical trials, manufacturing, safety, efficacy, potency, labeling, storage, record keeping, quality systems, advertising, promotion, sale and distribution of therapeutic products. Failure to comply with applicable requirements could result in, among other things, one or more of the following actions: notices of violation, untitled letters, warning letters, fines and other monetary penalties, unanticipated expenditures, delays in approval or refusal to approve a product candidate; product recall or seizure; interruption of manufacturing or clinical trials; operating restrictions; injunctions; and criminal prosecution. We are required in the United States and in foreign countries to obtain approval from regulatory authorities before we can manufacture, market and sell our products. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure we will be able to obtain regulatory approval in other countries but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries. Once approved, the FDA and other U.S. and foreign regulatory agencies have substantial authority to require additional testing, change product labeling or mandate withdrawal of our products. The marketing of our approved products will be subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including adverse event reporting requirements. In general, the FDA requires advertising and promotional labeling to be truthful and not misleading, and marketed only for the approved indications and in accordance with the provisions of the approved label. The FDA routinely provides its interpretations of that authority in informal communications and also in more formal communications such as untitled letters or warning letters, and although such communications are not final agency decisions, companies may decide not to contest the agency’s interpretations so as to avoid disputes with the FDA, even if they believe the claims to be truthful, not misleading and otherwise lawful. If the FDA or other regulatory authorities were to challenge our promotional materials or activities, they may bring enforcement action. The manufacturing facilities for our approved products are also subject to continual review and periodic inspection and approval of manufacturing modifications. The FDA stringently applies regulatory standards for manufacturing. Manufacturing facilities that manufacture drug products for the United States market, whether they are located inside or outside the United States, are subject to biennial inspections by the FDA and must comply with the FDA’s current good manufacturing practice, or cGMP, regulations.

The FDA can delay, limit or withhold approval of a product candidate for many reasons, including the following:

•	a product candidate may not demonstrate sufficient safety in human trials or efficacy in treatment;

•	the FDA may determine that certain aspects of the clinical testing, manufacture, or quality control are not in compliance with the regulations;

•	the FDA may interpret data from preclinical testing and clinical trials in different ways than we interpret the data or may require additional and/or different categories of data than what we obtained in our clinical trials;

•	the FDA may require additional information about the efficacy, safety, purity, stability, identity or functionality of a product candidate;

•	the FDA may not approve our manufacturing processes or facilities or the processes or facilities of our contract manufacturers; and

•	the FDA may change its approval policies or adopt new regulations that impact our business.

Our failure to obtain approval, significant delays in the approval process, or our failure to maintain approval in any jurisdiction will prevent us from selling a product in that jurisdiction and receiving product sales revenues. Any product and its manufacturer will continue to be subject to strict regulations after approval, including but not limited to, manufacturing, quality control, labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping requirements. Any problems with an approved product, including the later exhibition of adverse effects or any violation of regulations could result in restrictions on the product, including its withdrawal from the market, which could materially harm our business. The process of obtaining approvals in foreign countries is subject to delay and failure for many of the same reasons.

Regulatory agencies could also add new regulations or change existing regulations at any time, which could affect our ability to obtain or maintain approval of our products. The 2007 creation of the Food and Drug Administration Amendments Act of 2007 (“FDAAA”) significantly added to the FDA’s authority, allowing the FDA to (i) require sponsors of marketed products to conduct post-approval clinical studies; (ii) mandate labeling changes to products and (iii) require sponsors to implement a REMS (“Risk Evaluation and Mitigation Strategy”) for a product. Failure to comply with FDAAA requirements could result in significant civil monetary penalties, reputational harm and increased product liability risk. The process of obtaining required FDA and other regulatory approvals, including foreign approvals, is expensive, often takes many years and can vary substantially based upon the type, complexity and novelty of the products involved. PROVENGE and our investigational cellular immunotherapies are novel; therefore, regulatory agencies may lack experience with them, which may lengthen the regulatory review process, increase our development costs and delay or prevent commercialization of PROVENGE outside of the U.S. and with respect to our active immunotherapy products under development. We are unable to predict when and whether any changes to regulatory policy affecting our business could occur, and such changes could have a material adverse impact on our business. If regulatory authorities determine that we have not complied with regulations in the research and development of a product candidate, a new indication for an existing product or information to support a current indication, they may not approve the product candidate or new indication or maintain approval of the current indication in its current form or at all, and we would not be able to market and sell it. If we were unable to market and sell our products or product candidates, our business and results of operations would be materially and adversely affected.

Failure to comply with foreign regulatory requirements governing human clinical trials and marketing approval for product candidates could prevent us from selling our products in foreign markets, which may adversely affect our operating results and financial condition.

The requirements governing the conduct of clinical trials, manufacturing, testing, product approvals, pricing and reimbursement outside the United States vary greatly from country to country. In addition, the time required to obtain approvals outside the United States may differ significantly from that required to obtain FDA approval. We may not obtain foreign regulatory approvals on the timeframe we may desire, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and foreign regulatory authorities could require additional testing. Failure to comply with these regulatory requirements or obtain required approvals could impair our ability to develop foreign markets for our products and may have a material adverse effect on our business and future prospects.

Our product sales depend on adequate coverage and reimbursement from third-party payers.

Our sale of PROVENGE is dependent on the availability and extent of coverage and reimbursement from third-party payers, including government healthcare programs and private insurance plans. We rely in large part on the reimbursement coverage by federal and state sponsored government programs such as Medicare and Medicaid in the United States. In the event we seek approvals to market PROVENGE in non-U.S. territories, we will need to work with the government-sponsored healthcare systems in Europe and other foreign countries that are the primary payers of healthcare costs in those regions. Governments and private payers may regulate prices, reimbursement levels and/or access to PROVENGE and any other products we may market to control costs or to affect levels of use of our products. We cannot predict the availability or level of coverage and reimbursement for PROVENGE or our product candidates and a reduction in coverage and/or reimbursement for our products could have a material adverse effect on our product sales and results of operations.

The availability and amount of reimbursement for our product candidates and the manner in which government and private payers may reimburse for our potential products is uncertain.

In many of the markets where we may do business in the future, the prices of pharmaceutical products are subject to direct price controls pursuant to applicable law or regulation and to drug reimbursement programs with varying price control mechanisms. We expect that many of the patients in the U.S. who seek treatment with PROVENGE or any other of our products that are approved for marketing will be eligible for Medicare benefits. Other patients may be covered by private health plans. The Medicare program is administered by the Centers for Medicare & Medicaid Services (“CMS”), and coverage and reimbursement for products and services under Medicare are determined pursuant to regulations promulgated by CMS and pursuant to CMS’s subregulatory coverage and reimbursement determinations. It is difficult to predict how CMS may apply those regulations and policy determinations to newly approved products, especially novel products such as ours, and those regulations and interpretive determinations are subject to change. Moreover, the procedures by which CMS makes coverage and reimbursement determinations is subject to change, particularly because of budgetary pressures facing the Medicare program.

On June 30, 2010, CMS initiated a national coverage analysis (“NCA”) for the treatment of metastatic prostate cancer with PROVENGE. As a part of the process, the Agency for Healthcare Research and Quality published a draft technology assessment on the outcomes of PROVENGE therapy on November 2, 2010 solely for the discussion and review by the Medicare Evidence Development & Coverage Advisory Committee (“MedCAC”) at its meeting on November 17, 2010. CMS expects to issue a proposed decision on or before March 30, 2011, and the final decision should be released on or before June 30, 2011. During the pendency of the NCA, CMS may engage in discussions with local Medicare contractors or make statements that could be interpreted negatively. which could create uncertainty among contractors and have a chilling effect on coverage determinations. We cannot predict at this time whether CMS will issue a national coverage determination (“NCD”), and if so, whether the NCD will be favorable to PROVENGE. In the event Medicare and private health plans do not provide for adequate levels of reimbursement support and coverage of PROVENGE, our ability to sell PROVENGE will be adversely affected. In addition, third-party payors may impose additional coverage criteria that may restrict the use of PROVENGE, including, for example, utilization parameters and limiting the sites of service and/or providers who may be reimbursed for certain services. This may adversely affect our ability to market or sell PROVENGE or our other potential products, if approved.

In addition, major health care legislation, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “PPACA”), was passed in March 2010 and, absent changes to the new law, is expected to substantially impact the U.S. pharmaceutical industry and how health care is financed by both governmental and private insurers. Some of the specific key PPACA provisions, among other things:

•	establish annual, non-deductible fees on any entity that manufactures or imports certain branded prescription drugs and biologics, beginning 2011;

•	expand eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals beginning April 2010 and by adding new mandatory eligibility categories for certain individuals with income at or below 133 percent of the Federal Poverty Level beginning 2014, thereby potentially increasing manufacturers’ Medicaid rebate liability; and

•	establish a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research.

Moreover, a number of state and federal legislative and regulatory proposals aimed at reforming the healthcare system in the United States continue to be proposed, the effect of which, if enacted, could adversely impact our product sales and results of operations.

In the European Union, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of such products to consumers. The approach taken varies from member state to member state. Some jurisdictions operate positive and/or negative list systems under which products may only be marketed once a reimbursement price has been agreed. Other member states allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products, as exemplified by the role of the National Institute for Health and Clinical Excellence in the United Kingdom, which evaluates the data supporting new medicines and passes reimbursement recommendations to the government. All of these factors could adversely impact our ability to successfully commercialize product candidates in these jurisdictions.

The pharmaceutical industry is subject to significant regulation and oversight in the United States to prevent inducement and fraud pursuant to anti-kickback laws and false claims statutes.

In the United States, we are also subject to health care fraud and abuse regulation and enforcement by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

•	the federal health care programs’ Anti-Kickback Law, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal health care programs such as the Medicare and Medicaid programs;

•	federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

•	federal “sunshine” laws that require transparency regarding financial arrangements with health care providers, such as the reporting and disclosure requirements imposed by PPACA on drug manufacturers regarding any “transfer of value” made or distributed to prescribers and other health care providers; and

•	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

Some states, such as California, Massachusetts and Vermont, mandate implementation of commercial compliance programs to ensure compliance with these laws.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Moreover, recent health care reform legislation has strengthened these laws. For example, the recently enacted PPACA, among other things, amends the intent requirement of the federal anti-kickback and criminal health care fraud statutes; a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Moreover, we expect there will continue to be federal and state laws and/or regulations, proposed and implemented, that could impact our operations and business. The extent to which future legislation or regulations, if any, relating to health care fraud abuse laws and/or enforcement, may be enacted or what effect such legislation or regulation would have on our business remains uncertain. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from governmental health care programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

We use hazardous materials in our business and must comply with environmental laws and regulations, which can be expensive.

Our operations produce hazardous waste products, including chemicals and radioactive and biological materials. We are subject to a variety of federal, state and local laws and regulations relating to the use, handling, storage and disposal of these materials. Although we believe that our safety procedures for handling and disposing of these materials complies with the standards prescribed by state and federal laws and regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. We generally contract with third parties for the disposal of such hazardous waste products and store our low level radioactive waste at our facilities in compliance with applicable environmental laws until the materials are no longer considered radioactive. We are also subject to regulation by the Occupational Safety and Health Administration (“OSHA”), and the Environmental Protection Agency (the “EPA”), and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. OSHA and/or the EPA may promulgate regulations that may affect our research and development programs. We may be required to incur further costs to comply with current or future environmental and safety laws and regulations. In addition, in the event of accidental contamination or injury from these materials, we could be held liable for any damages that result, including remediation, and any such liability could exceed our resources.

Risks from competitive factors

Our competitors may develop and market products that are less expensive, more effective, safer or reach the market sooner, which may diminish or eliminate the commercial success of any products we may commercialize.

Competition in the cancer therapeutics field is intense and is accentuated by the rapid pace of advancements in product development. We anticipate that we will face increased competition in the future as new companies enter our markets. Some competitors are pursuing a product development strategy competitive with ours. In addition, we compete with other clinical-stage companies and institutions for clinical trial participants, which could reduce our ability to recruit participants for our clinical trials. Delay in recruiting clinical trial participants could adversely affect our ability to bring a product to market prior to our competitors. Further, research and discoveries by others may result in breakthroughs that render potential products obsolete before they generate revenue.

There are products currently under development by other companies and organizations that could compete with PROVENGE, and potentially other products that we are developing. Products such as androgen metabolism or androgen receptor antagonists, endothelin A receptor antagonists, antisense compounds, angiogenesis inhibitors and gene therapies for cancer are also under development by a number of companies and could potentially compete with PROVENGE and product candidates we may develop. Chemotherapeutic, taxane-based therapy has been available since 2004 for the therapeutic treatment of metastatic, androgen-independent prostate cancer. In addition, many universities and private and public research institutes may become active in cancer research, which may be in direct competition with us.

Some of our competitors in the cancer therapeutics field have substantially greater research and development capabilities and manufacturing, marketing, financial and managerial resources than we do. In addition, our competitors may obtain patent protection or FDA approval and commercialize products more rapidly than we do, which may impact future sales of our products. We expect that competition among products approved for sale will be based, among other things, on product efficacy, price, safety, reliability, availability, patent protection, and sales, marketing and distribution capabilities. Our profitability and financial position will suffer if our products receive regulatory approval, but cannot compete effectively in the marketplace.

We could face competition for PROVENGE or other approved products from biosimilar products which could impact our profitability.

We may face competition in Europe from biosimilar products, and we expect we may face competition from biosimilars in the future in the U.S. as well. Lawmakers in the United States have recently enacted healthcare reform legislation which included an abbreviated regulatory pathway for the approval of biosimilars. The E.U. has already created such a regulatory pathway. To the extent that governments adopt more permissive approval frameworks and competitors are able to obtain broader marketing approval for biosimilars, our products will become subject to increased competition. Expiration or successful challenge of applicable patent rights could trigger such competition, and we could face more litigation regarding the validity and/or scope of our patents.

In the E.U., the European Commission has granted marketing authorizations for several biosimilars pursuant to a set of general and product class-specific guidelines for biosimilar approvals issued over the past few years. We cannot predict to what extent the entry of biosimilar products or other competing products could impact our future potential sale of PROVENGE in the E.U. Our inability to compete effectively in non-U.S. territories would reduce global sales potential, which could have a material adverse effect on our results of operations.

On March 23, 2010, President Obama signed into law the PPACA which authorized the FDA to approve biosimilar products. The new law established a period of 12 years of data exclusivity for reference products in order to preserve incentives for future innovation and outlined statutory criteria for science-based biosimilar approval standards that take into account patient safety considerations. Under this framework, data exclusivity protects the data in the innovator’s regulatory application by prohibiting, for a period of 12 years, others from gaining FDA approval based in part on reliance or reference to the innovator’s data in their application to the FDA. The next phase of the process will be implementation of the biosimilars regulatory approval pathway by the FDA. The new law does not change the duration of patents granted on biologic products. While the FDA now has the authority to approve biosimilar products, the FDA has not announced whether they will first publish guidance or rules for biosimilar applicants before approving biosimilar products. With the likely introduction of a pathway for the approval of biosimilars in the United States, we may in the future face greater competition from biosimilar products and downward pressure on our product prices, sales and revenues, subject to our ability to enforce our patents. Further, biosimilar manufacturers with approved products in Europe may seek to quickly obtain U.S. approval now that the regulatory pathway for biosimilars has been enacted.

Failure to retain key personnel could impede our ability to develop our products and to obtain new collaborations or other sources of funding.

We depend, to a significant extent, on the efforts of our key employees, including senior management and senior scientific, clinical, regulatory, operational and other personnel. The development of new therapeutic products requires expertise from a number of different disciplines, some of which are not widely available.

We depend upon our scientific staff to discover new product candidates and to develop and conduct preclinical studies of those new potential products. Our clinical and regulatory staff is responsible for the design and execution of clinical trials in accordance with FDA requirements and for the advancement of our product candidates toward FDA approval and submission of data supporting approval. The quality and reputation of our scientific, clinical and regulatory staff, especially the senior staff, and their success in performing their responsibilities, may directly influence the success of our product development programs. As we pursue successful commercialization of PROVENGE, our sales and marketing, and operations executive management staff takes on increasing significance and influence upon our organizational success. In addition, our Chief Executive Officer and other executive officers are involved in a broad range of critical activities, including providing strategic and operational guidance. The loss of these individuals, or our inability to retain or recruit other key management and scientific, clinical, regulatory, medical, operational and other personnel, may delay or prevent us from achieving our business objectives. We face intense competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.

Risks relating to collaboration arrangements and reliance on third parties

We must rely at present on relationships with third-party suppliers to supply necessary components used in our products, which relationships are not easy to replace.

We rely upon contract manufacturers for components used in the manufacture and distribution of PROVENGE. Problems with any of our or our suppliers’ facilities or processes could result in failure to produce or a delay in production of adequate supplies of the antigen or other components we use in the manufacture of PROVENGE. This could delay or reduce commercial sales and materially harm our business. Any prolonged interruption in the operations of our suppliers’ facilities could result in cancellation of orders, loss of components in the process of being manufactured or a shortfall in availability of a necessary component. A number of factors could cause interruptions, including the inability of a supplier to provide raw materials, equipment malfunctions or failures, damage to a facility due to natural disasters, changes in FDA regulatory requirements or standards that require modifications to manufacturing processes, or action by us to implement process changes or other similar factors. Because manufacturing processes are highly complex and are subject to a lengthy FDA approval process, alternative qualified supply may not be available on a timely basis or at all. Difficulties or delays in our suppliers’ manufacturing and supply of components could delay our clinical trials, increase our costs, damage our reputation and, for PROVENGE, cause us to lose revenue or market share if we are unable to timely meet market demands.

We are dependent on our leukapheresis network for raw materials required for the manufacture of PROVENGE.

The manufacture of each patient-specific dose of PROVENGE first requires we obtain immune cells from the relevant patient, which is done through a leukapheresis process at a cell collection center with which we have contracted. We have entered into agreements with independent cell collection and blood centers, including the American Red Cross, to perform this process for us. However there are a limited number of centers with the requisite skill, training, staffing and equipment to perform the leukapheresis procedure for PROVENGE patients and we cannot be certain that as our manufacturing capacity expands the leukapheresis network presently available to us will be sufficient to service demand at full capacity. We anticipate that we will need to expand the leukapheresis network available to us prospectively through additional partnerships or other endeavors. There can be no assurances that we will be able to secure sufficient leukapheresis capacity to manufacture PROVENGE when and as desired. If we are unable to expand our access to these services as necessary, our revenues will suffer and our business could be harmed.

We rely on single source vendors for some key components for PROVENGE and our active immunotherapy product candidates, which could impair our ability to manufacture and supply our products.

We currently depend on single source vendors for components used in PROVENGE and other active immunotherapy candidates. We have a long-term contract with Diosynth RTP, Inc. for the production of the antigen used in the manufacturing of PROVENGE, and have recently entered into an agreement with GlaxoSmithKline LLC to establish an additional source of supply of the antigen., Any production shortfall on the part of Diosynth or , following completion of process implementation, GlaxoSmithKline, that impairs the supply of the antigen to us could have a material adverse effect on our business, financial condition and results of operations. In addition, we rely on single-source unaffiliated third-party suppliers for certain other raw materials, medical devices and components necessary for the formulation, fill and finish of our products. Certain of these raw materials, medical devices and components are the proprietary products of these unaffiliated third-party suppliers and are specifically cited in the drug application with regulatory agencies so that they must be obtained from that specific sole source and could not be obtained from another supplier unless and until the regulatory agency approved such supplier. An inability to continue to source product from any of these suppliers, which could be due to regulatory actions or requirements affecting the supplier, adverse financial or other strategic developments experienced by a supplier, labor disputes or shortages, unexpected demands or quality issues, could adversely affect our ability to satisfy demand for PROVENGE or other products, which could adversely affect our product sales and operating results materially or our ability to conduct clinical trials, either of which could significantly harm our business.

If we fail to enter into any needed collaboration agreements for our product candidates, we may be unable to commercialize them effectively or at all.

To successfully commercialize PROVENGE, we need substantial financial resources and we will need to continue to develop our expertise and physical resources and systems, including the in-process expansion of our manufacturing facilities, distribution and information technology resources and sales and marketing expertise. We may elect to find a commercialization partner for PROVENGE outside the United States. Such collaborations are complex and any potential discussions may not result in a definitive agreement for many reasons. For example, whether we reach a definitive agreement for a collaboration would depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration, and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of PROVENGE clinical trials, the potential market for PROVENGE, the costs and complexities of manufacturing and delivering PROVENGE to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. If we were to determine that a collaboration for PROVENGE is necessary and were unable to enter into such a collaboration on acceptable terms, we might elect to delay or scale back the commercialization of PROVENGE outside the U.S. in order to preserve our financial resources or to allow us adequate time to develop the required physical resources and systems and expertise ourselves.

If we enter into a collaboration agreement we consider acceptable, the collaboration may not proceed as quickly, smoothly or successfully as we plan. The risks in a collaboration agreement for PROVENGE include the following:

•	the collaborator may not apply the expected financial resources or required expertise in developing the physical resources and systems necessary to successfully commercialize PROVENGE;

•	the collaborator may not invest in the development of a sales and marketing force and the related infrastructure at levels that ensure that sales of PROVENGE reach their full potential;

•	disputes may arise between us and a collaborator that delay the commercialization of PROVENGE or adversely affect its sales or profitability; or

•	the collaborator may independently develop, or develop with third parties, products that could compete with PROVENGE.

With respect to a collaboration for PROVENGE or any of our product candidates, we are dependent on the success of our collaborators in performing their respective responsibilities and the continued cooperation of our collaborators. Our collaborators may not cooperate with us to perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us. Disputes may arise between us and our collaborators that delay the development and commercialization of our product candidates. In addition, a collaborator for PROVENGE may have the right to terminate the collaboration at its discretion. Any termination may require us to seek a new collaborator, which we may not be able to do on a timely basis, if at all, or require us to delay or scale back the commercialization efforts. The occurrence of any of these events could adversely affect the commercialization of PROVENGE or other product candidates we may commercialize and materially harm our business and stock price by slowing the pace of growth of such sales, by reducing the profitability of the product or by adversely affecting the reputation of the product in the market.

Risks in protecting our intellectual property

If we are unable to protect our proprietary rights or to defend against infringement claims, we may not be able to compete effectively or operate profitably.

We invent and develop technologies that are the basis for or incorporated in our potential products. We protect our technology through United States and foreign patent filings, trademarks and trade secrets. We have issued patents, and applications for United States and foreign patents in various stages of prosecution. We expect that we will continue to file and prosecute patent applications and that our success depends in part on our ability to establish and defend our proprietary rights in the technologies that are the subject of issued patents and patent applications.

The fact that we have filed a patent application or that a patent has issued, however, does not ensure that we will have meaningful protection from competition with regard to the underlying technology or product. Patents, if issued, may be challenged, invalidated, declared unenforceable or circumvented or may not cover all applications we may desire. Our pending patent applications as well as those we may file in the future may not result in issued patents. Patents may not provide us with adequate proprietary protection or advantages against competitors with, or who could develop, similar or competing technologies or who could design around our patents.

We also rely on trade secrets and know-how that we seek to protect, in part, through confidentiality agreements. Our policy is to require our officers, employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers and other advisors to execute confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality agreements from companies that receive our confidential data. For employees, consultants and contractors, we require confidentiality agreements providing that all inventions conceived while rendering services to us shall be assigned to us as our exclusive property. It is possible, however, that these parties may breach those agreements, and we may not have adequate remedies for any breach. It is also possible that our trade secrets or know-how will otherwise become known to or be independently developed by competitors.

We are also subject to the risk of claims, whether meritorious or not, that our products or immunotherapy candidates infringe or misappropriate third party intellectual property rights. If we are found to infringe or misappropriate third party intellectual property, we could be required to seek a license or discontinue our products or cease using certain technologies or delay commercialization of the affected product or products, and we could be required to pay substantial damages, which could materially harm our business.

We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business.

Litigation relating to the ownership and use of intellectual property is expensive, and our position as a relatively small company in an industry dominated by very large companies may cause us to be at a disadvantage in defending our intellectual property rights and in defending against claims that our immunotherapy candidates infringe or misappropriate third party intellectual property rights. Even if we are able to defend our position, the cost of doing so may adversely affect our profitability. We may in the future be subject to patent litigation and may not be able to protect our intellectual property at a reasonable cost if such litigation is initiated. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We are exposed to potential product liability claims, and insurance against these claims may not be available to us at a reasonable rate in the future.

Our business exposes us to potential liability risks inherent in the research, development, manufacturing and marketing of drug candidates and products. If any of our drug candidates in clinical trials or our marketed products harm people or allegedly harm people, we may be subject to costly and damaging product liability claims. Most, if not all, of the patients who participate in our clinical trials are already seriously ill when they enter a trial. We have clinical trial insurance coverage, and commercial product liability insurance coverage. However, this insurance coverage may not be adequate to cover all claims against us. There is also a risk that adequate insurance coverage will not be available in the future on commercially reasonable terms, if at all. The successful assertion of an uninsured product liability or other claim against us could cause us to incur significant expenses to pay such a claim, could adversely affect our product development or product sales and could cause a decline in our product revenues. Even a successfully defended product liability claim could cause us to incur significant expenses to defend such a claim, could adversely affect our product development and could cause a decline in our product revenues.

Risks relating to an investment in our common stock and the offering of our common stock

Our business may be affected by legal proceedings.

We have been in the past, and may become in the future, involved in legal proceedings. You should carefully review and consider the various disclosures we make in our reports filed with the SEC regarding legal matters that may affect our business. Civil and criminal litigation is inherently unpredictable and outcomes can result in excessive verdicts, fines, penalties and/or injunctive relief that affect how we operate our business. Monitoring and defending against legal actions, whether or not meritorious, and considering stockholder demands, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities. In addition, legal fees and costs incurred in connection with such activities may be significant. We cannot predict with certainty the outcome of any legal proceedings in which we become involved and it is difficult to estimate the possible costs to us stemming from these matters. Settlements and decisions adverse to our interests in legal actions could result in the payment of substantial amounts and could have a material adverse effect on our cash flow, results of operations and financial position.

Market volatility may affect our stock price, and the value of an investment in our common stock may be subject to sudden decreases.

The trading price for our common stock has been, and we expect it to continue to be, volatile. The trading price for our common stock has varied between a high of $57.67 per share on April 30, 2010 and a low of $25.78 per share on July 7, 2010 in the twelve month period ended January 12, 2011. The price at which our common stock trades depends on a number of factors, including the following, many of which are beyond our control:

•	the relative success of our commercialization efforts for PROVENGE;

•	preclinical and clinical trial results and other product development activities;

•	our historical and anticipated operating results, including fluctuations in our financial and operating results;

•	changes in government regulations affecting product approvals, reimbursement or other aspects of our or our competitors’ businesses;

•	announcements of technological innovations or new commercial products by us or our competitors;

•	developments concerning our key personnel;

•	our ability to protect our intellectual property, including in the face of changing laws;

•	announcements regarding significant collaborations or strategic alliances;

•	publicity regarding actual or potential performance of products under development by us or our competitors;

•	market perception of the prospects for biotechnology companies as an industry sector; and

•	general market and economic conditions.

In addition, during periods of extreme stock market price volatility, share prices of many biotechnology companies have often fluctuated in a manner not necessarily related to their individual operating performance. Accordingly, our common stock may be subject to greater price volatility than the stock market as a whole.

This volatility may affect the price at which you could sell the common stock, if any, you receive upon the conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those factors discussed elsewhere under “Risk factors”; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the sale of substantial amounts of our common stock, and the perception of that possible sale, could adversely impact its price. As of January 1, 2011, we had outstanding approximately 147,439,820 shares of common stock. This amount is in addition to shares issuable upon the exercise of outstanding stock options, the conversion of the notes and the conversion of the 2014 Notes. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Anti-takeover provisions in our charter documents and under Delaware law and our stockholders’ rights plan could make an acquisition of us, which may be beneficial to our stockholders, more difficult.

Provisions of our amended and restated certificate of incorporation, as amended (“certification of incorporation”) and amended and restated bylaws (“bylaws”) will make it more difficult for a third party to acquire us on terms not approved by our board of directors and may have the effect of deterring hostile takeover attempts. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock,” and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be junior to the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation.

In addition, our certificate of incorporation divides our board of directors into three classes having staggered terms. This may delay any attempt to replace our board of directors. We have also implemented a stockholders’ rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. These and other impediments to a third party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock. Our executive officers have employment agreements that include change of control provisions providing severance benefits in the event that their employment terminates involuntarily without cause or for good reason within twelve months after a change of control of us. These agreements could affect the consummation of and the terms of a third party acquisition.

We are also subject to provisions of Delaware law that could have the effect of delaying, deferring or preventing a change in control of our company. One of these provisions prevents us from engaging in a business combination with any interested stockholder for a period of three years from the date the person becomes an interested stockholder, unless specified conditions are satisfied.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings to fund the development and growth of our business and do not currently anticipate paying any cash dividends in the foreseeable future. See “Dividend policy.” Accordingly, our shareholders will not realize a return on their investment unless they sell shares after the trading price of our shares appreciates.

Risks related to the notes and the offering of the notes

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

For example, the trading price of the notes will increase with the market price and volatility of our common stock. We cannot, however, predict whether the market price of our common stock will rise or fall or whether the volatility of our common stock will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of our common stock. Moreover, we may or may not choose to take actions that could influence the volatility of our common stock.

Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the convertibility option embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

The notes will be structurally subordinated to any liabilities and preferred stock that our subsidiaries incur and will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness. This may affect your ability to receive payments on the notes.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors and any preferred stockholders. Moreover, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to those of any holder of a security interest in the assets of our subsidiaries to the extent of the value of the collateral subject to such security interest.

As of September 30, 2010, our subsidiaries had no outstanding indebtedness or other liabilities, including trade payables, but excluding intercompany liabilities, to which the notes would be structurally subordinated. However, the indenture governing the notes will not restrict the ability of our subsidiaries to incur additional indebtedness, all of which would be structurally senior to the notes.

Your right to receive payments on the notes will also be effectively subordinated to the rights of our secured creditors to the extent of the value of the collateral securing their indebtedness. As of September 30, 2010, we did not have a material amount of secured indebtedness outstanding. The indenture governing the notes will not restrict our ability to incur secured indebtedness in the future, and to the extent we incur secured indebtedness in the future, your right to receive payments on the notes will be effectively subordinated to the rights of the holders of that indebtedness to the extent of the value of the collateral securing that indebtedness.

Our ability to generate sufficient cash to service our debt, including the notes, will depend in part upon the amount of cash we receive from or through our subsidiaries. Any of our subsidiaries, however, are and will be separate and distinct legal entities and will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Servicing our debt may require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt obligations, including the notes.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes.

We may incur substantially more debt in the future or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

The indenture governing the notes will contain only a limited set of covenants and will not generally restrict our ability to take a variety of actions that could adversely impact the trading price of the notes.

The indenture governing the notes will not restrict us or our subsidiaries from taking a variety of actions that could adversely impact the trading price of the notes. In particular, the indenture governing the notes will not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness, which would effectively rank senior to the notes;

•	limit our subsidiaries’ ability to pay dividends or otherwise transfer funds to us;

•	limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the equity interests of our subsidiaries that we hold;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

In addition, the indenture governing the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “fundamental change” that permits holders to require us to repurchase their notes.

Furthermore, the indenture governing the notes will not restrict us or our subsidiaries from taking a variety of actions that could adversely affect the trading characteristics of our common stock. For example, the indenture will not restrict us from building cash reserves or selling a business segment with a volatile earnings profile, any of which could reduce the volatility of our common stock and thereby adversely affect the trading price of the notes.

Absent such restrictions, there can be no guarantee that we will not choose to take actions that will adversely impact our credit profile or the trading characteristics of our common stock during the term of the notes, either of which could negatively impact the trading price of the notes. You should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

Developments in the regulation of hedging strategies utilized in the convertible debt markets may adversely affect the market value of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

At an open meeting on February 24, 2010, the SEC adopted a new short sale price test by amending Rule 201 of Regulation SHO. On May 10, 2010, the amendments to Rule 201 became effective. The Rule 201 amendments restrict the short selling of any “covered security” that triggers a circuit breaker by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 is required by February 28, 2011. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

In addition, on May 18, 2010, several national securities exchanges filed proposed rule changes with the SEC under which they would be permitted to halt trading in certain individual stocks if the price moves at least 10% in a five minute period. Similarly, on May 18, 2010, the Financial Industry Regulatory Authority, Inc. (“FINRA”) proposed an amendment to FINRA Rule 6121 (Trading Halts Due to Extraordinary Market Volatility) to allow FINRA to halt all trading by FINRA members otherwise than on an exchange following the initiation by a primary securities exchange of a trading halt under the rules of that exchange. As approved by the SEC on June 10, 2010, these proposed rule changes were to be implemented during a pilot period ending on December 10, 2010 and to include only stocks in the S&P 500 Index. However, on September 10, 2010, the SEC adopted requests by FINRA and the various exchanges to expand the pilot to also cover securities included in the Russell 1000 Index, such as our common stock, as well as certain specified Exchange Traded Products. The pilot has since been extended until April 11, 2011.

On September 10, 2010, the SEC also approved amendments to FINRA Rule 11892 (Clearly Erroneous Transactions in Exchange-Listed Securities) and corresponding exchange rules that are intended to clarify the process for reviewing potentially erroneous trades in exchange-listed securities. These amendments, which are effective on a pilot basis until April 11, 2011, were intended to provide for uniform treatment of clearly erroneous transaction reviews of (i) multi-stock events involving 20 or more securities; and (ii) transactions that trigger an individual stock trading pause by a primary listing market and subsequent transactions that occur before the trading halt is in effect for over-the-counter trading. Moreover, in a speech given on September 22, 2010 before the Security Traders Association, Mary Schapiro, Chairman of the SEC, stated that SEC will likely go further than these recently enacted circuit breaker regulations and that one possible alternative currently under discussion is a “limit-up/limit-down” system under which trading parameters would be established and trades would have to be executed within a range tied to the national best bid and offer. Both the rule changes already approved by the SEC and any future proposed rule changes, to the extent such rule changes apply to our common stock, may decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the notes, to effect hedging transactions in or relating to our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the notes.

On July 21, 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Relevant provisions of the Act require (1) transactions in security-based swaps to be cleared through a clearing agency if they are of a type that the SEC determines must be cleared, unless an exemption from mandatory clearing applies; (2) transactions in security-based swaps to be reported to a registered security-based swap data repository or the SEC; and (3) if a security-based swap is subject to a clearing requirement, it must be traded on a registered exchange or a registered or exempt security-based swap execution facility, unless no facility makes such security-based swap available for trading. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to implement hedging strategies involving swaps with respect to the notes or our common stock (including by increasing the costs incurred by such investors in implementing such strategies). This could, in turn, adversely affect the trading price and liquidity of the notes or our common stock. Relevant provisions of the Act and regulations promulgated thereunder will become effective on the later of 360 days following the enactment of the Act or 60 days after the publication of the applicable final rule by the SEC (in the case of security-based swaps); however, it is unclear whether the margin requirements will apply retroactively to swap transactions entered into prior to the effective date of the relevant regulations. On December 15, 2010, the SEC released proposed rules relating to the mandatory clearing of security-based swaps and the end-user exception to mandatory clearing of security-based swaps. We cannot predict the final versions of these rules or the effect they, or any other rules promulgated by the SEC, will have on the trading price or liquidity of the notes or our common stock.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and national securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes or our common stock will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes or our common stock to effect short sales of our common stock, including the recently adopted amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the notes or our common stock.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon the occurrence of a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or required repurchase of the notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, as described under “Description of notes—Fundamental change permits holders to require us to repurchase notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional shares), we will be required to make cash payments in respect of the notes being converted as described under “Description of notes—Conversion rights—Settlement upon conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture governing the notes or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture governing the notes would also lead to a default under the indenture governing the 2014 Notes and could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

If we enter into a secured credit facility, it is likely to substantially limit our ability to pay any cash amount due upon the conversion of the notes or the repurchase of the notes upon the occurrence of a fundamental change.

We are not currently party to a senior secured credit facility. However, the indenture governing the notes will not restrict us from entering into a senior secured credit facility, and, if we enter into a senior secured credit facility, it will likely prohibit us from making any cash payments due upon the conversion of the notes or the repurchase of the notes upon the occurrence of a fundamental change. Our failure to make cash payments upon the conversion or repurchase of the notes as required under the terms of the notes would permit holders of the notes to accelerate our obligations under the notes, likely triggering a default not only under the indenture governing the notes but under any other agreements governing our indebtedness at such time.

The conversion rate of the notes may not be adjusted for all dilutive events that adversely affect the trading price of the notes.

The conversion rate of the notes is subject to adjustment upon the occurrence of certain events, including, but not limited to, the distribution of cash dividends on our common stock, the issuance of certain rights or warrants, the distribution of common stock, indebtedness or assets to holders of our common stock, certain subdivisions and combinations of our common stock and certain tender or exchange offers, as described under “Description of notes—Conversion rights—Conversion rate adjustments.” The conversion rate will not be adjusted for other events, such as third-party tender or exchange offers or issuances of common stock for cash, which may adversely affect the trading price of the notes or any common stock issued upon conversion of the notes. An event that adversely affects the trading price of the notes, but that does not result in an adjustment to the conversion rate, may occur.

If a fundamental change occurs, we will be required to offer to repurchase the notes and, in certain circumstances, to increase the conversion rate applicable to the notes. However, the definition of “fundamental change” is limited and does not include all events that could adversely affect the trading price of the notes.

The term “fundamental change” is limited and does not include every event that might cause the trading price of the notes to decline. In particular, the definition of “fundamental change” in the indenture governing the notes will not include our liquidation or a variety of highly leveraged transactions, reorganizations, mergers and similar transactions, many of which could substantially affect our capital structure, such as by increasing our leverage and interest expense, and/or our ability to make payments on the notes, each of which could adversely affect the trading price of the notes. In addition, the definition of “fundamental change” in the indenture governing the notes will not include a variety of transactions or events that could change the trading characteristics of our common stock and adversely impact the trading price of the notes. See “Description of notes—Fundamental change permits holders to require us to repurchase notes.”

The increase in the conversion rate applicable to notes that holders convert in connection with a fundamental change may not adequately compensate you for the lost option value of your notes as a result of that fundamental change.

If you convert your notes in connection with a fundamental change, we will, in certain circumstances, increase the conversion rate applicable to your notes. The amount of the increase in the conversion rate will depend on the date on which such fundamental change becomes effective and the price paid or deemed paid for each share of our common stock in such fundamental change. See “Description of notes—Adjustment to conversion rate upon conversion upon a fundamental change.”

Although the increase in the conversion rate is designed to compensate you for the option value that your notes lose as a result of a fundamental change, the value provided by the increase in the conversion rate is only an approximation of the lost option value and may not adequately compensate you for the lost option value. In addition, if the price paid per share of our common stock in a fundamental change is greater than $      or less than $      (in each case, subject to adjustment), we will not increase the conversion rate for holders that convert their notes in connection with such fundamental change. Moreover, our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The offering of the common stock to facilitate the hedging of the notes and any other short sales of the common stock to hedge the notes may have a negative effect on the market price of our common stock.

In connection with the offering of the notes, up to $250,000,000 of outstanding shares of our common stock are being offered by this prospectus supplement to facilitate hedging of the notes by their buyers. We have been advised by the underwriter that the shares being sold in the offering have been purchased by the underwriter from the buyers of the notes, who have sold them short to the underwriter in order to hedge their market risk with respect to the notes that they acquire in this offering. In addition, buyers of the notes may decide to hedge the price risk related to the ownership of the notes by short selling our common stock to parties other than the underwriter. The establishment of any such short positions by the buyers of the notes could have the effect of causing the market price of our common stock to be lower than it would have been absent such selling.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results and is the subject of recent changes.

In May 2008 (and effective for fiscal years beginning after December 15, 2008), the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which subsequently was included under FASB Accounting Standards Codification Section 470-20, Debt with Conversion and other Options (“ASC 470-20”). Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheets and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report higher interest expense in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

Finally, because the notes will be convertible at any time until close of business on the second scheduled trading day immediately preceding the maturity date, applicable accounting rules may require us to classify all or a portion of the outstanding principal amount of the notes as a current rather than long-term liability which would result in a material reduction in our net working capital.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional shares)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to substantially all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional shares)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

You may have to wait a substantial period of time before receiving amounts due upon conversion of the notes.

Some of the settlement methods described under “Description of the notes—Conversion rights—Settlement upon conversion” have an associated observation period which will determine the amount of consideration a holder will receive upon conversion. The price of our common stock could decline during that period which would adversely affect the amount and/or value of the consideration a holder will receive upon conversion. In addition, in these circumstances, you will have to wait until after the expiration of the 25 trading day observation period before receiving the consideration due upon conversion.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 25 trading day observation period. As described under “Description of notes—Conversion rights—Settlement upon conversion,” with respect to any conversion occurring on or after the 30th scheduled trading day immediately preceding the maturity date, this period would be the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day (or, if such scheduled trading day is not a trading day, the immediately following trading day) immediately preceding the maturity date and, with respect to any conversion occurring earlier, would be the 25 consecutive trading days beginning on, and including, the third trading day following the conversion date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation may be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional shares, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and will be less than the conversion value of the notes on the conversion date.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply for listing of the notes on any securities exchange. We have been informed by the underwriter that it intends to make a market in the notes after the offering is completed. However, the underwriter may cease its market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

The fundamental change repurchase feature of the notes may delay or prevent a takeover attempt of our company that would otherwise be beneficial to investors.

The indenture governing the notes will require us to repurchase the notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a fundamental change. A takeover of our company may trigger the requirement that we repurchase the notes and increase the conversion rate, which could make it more costly for a potential acquirer to engage in a combinatory transaction with us. Such additional costs may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to any of our debt could cause the trading price of the notes to decline significantly.

We do not intend to seek a rating on the notes and no ratings agency has rated any other debt that we currently have outstanding. However, if a ratings agency were to rate the notes or any other debt that we may incur, any downgrade, suspension or withdrawal of such rating would likely cause the trading price of the notes to decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including, for example, the payment of cash dividends and certain fundamental changes. Certain adjustments (or failures to make adjustments) to the conversion rate of the notes that increase your proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to you, whether or not you ever convert the notes. Adjustments to the conversion rate of the notes made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of your proportionate interest in our assets or earnings and profits generally will not result in a taxable constructive distribution to you. See “—Certain U.S. federal income tax considerations.” If you are a Non-U.S. Holder (as defined in “—Certain U.S. federal income tax considerations”), any constructive distribution that is treated as a dividend because it is paid out of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, which it is expected will be withheld from subsequent payments made on or with respect to the notes. See “Certain U.S. federal income tax considerations.”

We have broad discretion over the use of the proceeds to us from the offering of the notes and may apply such proceeds to uses that do not improve our operating results or the value of your notes or shares.

We have broad discretion to use the net proceeds to us from the offering of the notes, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. We currently intend to use the net proceeds of the offering of the notes (i) to fund the continued investment in and expansion of our manufacturing facilities, including the construction of a new immunotherapy manufacturing facility in Europe and the expenses associated with increasing capacity at our existing Morris Plains, New Jersey, Atlanta, Georgia and Orange County, California facilities; (ii) to cover expenses in connection with pursuing non-U.S. marketing approvals for PROVENGE; (iii) to fund new clinical trials for PROVENGE and other product candidates; (iv) to finance our marketing and awareness efforts for PROVENGE; (v) to fund the ongoing hiring of additional manufacturing, sales and marketing, quality, research and development and other personnel to support PROVENGE and our other product candidates; (vi) to fund additional investment in information technology infrastructure and product support systems; (vii) for third-party contract supply costs; and (viii) for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire strategic assets, although we currently have no agreements or commitments to do so. However, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the notes or shares being offered hereby.

Use of proceeds

We estimate that our net proceeds from the sale of the notes will be approximately $      million (or approximately $      million if the underwriter exercises its over-allotment option in full) after deducting the underwriting fees and all estimated offering expenses that are payable by us. We will not receive any proceeds from the sale of shares of our common stock pursuant to this prospectus supplement.

We currently intend to use the net proceeds of the offering of the notes (i) to fund the continued investment in and expansion of our manufacturing facilities, including the construction of a new immunotherapy manufacturing facility in Europe and the expenses associated with increasing capacity at our existing Morris Plains, New Jersey, Atlanta, Georgia and Orange County, California facilities; (ii) to cover expenses in connection with pursuing non-U.S. marketing approvals for PROVENGE; (iii) to fund new clinical trials for PROVENGE and other product candidates; (iv) to finance our marketing and awareness efforts for PROVENGE; (v) to fund the ongoing hiring of additional manufacturing, sales and marketing, quality, research and development and other personnel to support PROVENGE and our other product candidates; (vi) to fund additional investment in information technology infrastructure and product support systems; (vii) for third-party contract supply costs; and (viii) for general corporate purposes, including working capital.

We may also use a portion of the net proceeds to acquire strategic assets, although we currently have no agreements or commitments to do so.

Pending the application of the net proceeds from the sale of notes, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

Price range of common stock

Our common stock trades on The NASDAQ Global Select Market under the symbol “DNDN.” The following table sets forth, for the periods indicated, the high and low reported intraday sale prices of our common stock as reported on The NASDAQ Global Select Market:

	High	Low

Year ended December 31, 2009
First quarter	$4.80	$2.55
Second quarter	$27.40	$4.02
Third quarter	$30.42	$21.25
Fourth quarter	$30.42	$24.79
Year ended December 31, 2010
First quarter	$38.12	$26.25
Second quarter	$57.67	$32.10
Third quarter	$43.90	$25.78
Fourth quarter	$41.63	$33.60
Year ended December 31, 2011
First quarter (through January 12, 2011)	$38.95	$34.91

On January 12, 2011, the last reported closing sale price of our common stock on The NASDAQ Global Select Market was $37.11 per share.

Dividend policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings to fund the development and growth of our business and do not currently anticipate paying any cash dividends in the foreseeable future. Future dividends, if any, will be determined by our board of directors and will depend upon our financial condition, results of operations, capital requirements and other factors.

Capitalization

The following table shows:

•	our actual capitalization as of September 30, 2010; and

•	our capitalization as adjusted to give effect to our issuance and sale of $500.0 million aggregate principal amount of notes in this offering.

The information in the table below assumes that the underwriter will not exercise its over-allotment option.

You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which are incorporated by reference herein.

	As of September 30, 2010
(in thousands, except share data)	Actual	As adjusted

Long-term debt:
4.75% Convertible Senior Subordinated Notes due 2014(1)	$52,535	$52,535
% Convertible Senior Notes due 2016 offered hereby(2)	–	500,000
Capital lease obligations and other long-term debt, less current portion	24,470	24,470

Total debt	77,005	577,005
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, $0.001 par value, 250,000,000 shares authorized; 142,170,703 shares issued and outstanding	140	140
Additional paid-in capital	1,669,038	1,669,038
Accumulated other comprehensive loss	116	116
Accumulated deficit	(1,131,101)	(1,131,101)

Total stockholders’ equity	538,193	538,193

Total capitalization	$615,198	$1,115,198

(1)	On December 22, 2010, we entered into an arrangement to exchange an aggregate of approximately 2.5 million shares of our authorized and unissued common stock for full settlement of approximately $24.9 million in aggregate principal amount of the 2014 Notes. After this transaction, approximately $27.7 million in aggregate principal amount of the 2014 Notes remained outstanding.

(2)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes and does not reflect the debt discount, fees and expenses that we will be required to recognize.

Description of notes

We will issue the notes under an indenture dated as of March 16, 2007, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the original indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively, as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where you can find additional information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Dendreon Corporation and not to its subsidiaries.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will initially be limited to an aggregate principal amount of $500.0 million (or $575.0 million if the underwriter exercises its over-allotment option in full);

•	will bear cash interest from January , 2011 at an annual rate of % payable on January 15 and July 15 of each year, beginning on July 15, 2011;

•	will not be redeemable prior to maturity;

•	will be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental change permits holders to require us to repurchase notes”), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	will mature on January 15, 2016 unless earlier converted or repurchased;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-entry, settlement and clearance.”

Subject to the satisfaction of certain conditions described below, the notes may be converted at any time or from time to time until the second scheduled trading day immediately preceding the maturity date at a conversion rate initially equal to           shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion rights—Settlement upon conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “Consolidation, merger and sale of assets” below and except for the provisions set forth under “Fundamental change permits holders to require us to repurchase notes” and “Conversion rights—Adjustment to conversion rate upon conversion upon a fundamental change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue as the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes repurchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on a national securities exchange or an interdealer quotation system.

Payments on the notes; paying agent and registrar; transfer and exchange

We will pay the principal of and interest on notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of the depositary. See “Book-entry, settlement and clearance.” No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

The registered holder of a note will be treated as the owner of it for all purposes.

Interest

The notes will bear cash interest at a rate of     % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, January   , 2011. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2011.

Interest will be paid to the person in whose name a note is registered at 5:00 p.m., New York City time, on the January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any fundamental change repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context requires otherwise, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of default.”

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes, including our existing 4.75% Convertible Senior Subordinated Notes due 2014. The notes will rank equally in right of payment with all of our existing and future indebtedness that is not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) incurred, or preferred stock issued, by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt, if any, will be available to pay obligations on the notes only after such secured indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of September 30, 2010, our total consolidated indebtedness was $77.0 million. As of that date, we did not have a material amount of secured indebtedness, and our subsidiaries had no outstanding indebtedness or other liabilities, including trade payables. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-allotment option) and the application of the proceeds therefrom as described under “Use of proceeds,” our total consolidated indebtedness would have been $      million.

We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price if a holder requires us to repurchase notes as described below. See “Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon the occurrence of a fundamental change, and the agreements governing our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the note.”

Conversion rights

General

Subject to satisfaction of certain conditions described below, holders may convert each of their notes at the applicable conversion rate at any time or from time to time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. The conversion rate will initially be           shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and the number of shares of common stock, if any, due upon conversion will be based on the sum of the daily conversion values (as defined below) for each trading day in the applicable 25 trading day observation period (as defined below under “—Settlement upon conversion”). The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that is not converted of each note that is not converted in full equals $2,000 or an integral multiple of $1,000 in excess thereof. If a holder has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its repurchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under “—Settlement upon conversion.” Our payment or delivery, as the case may be, to you of the cash, shares of our common stock or combination thereof, as the case may be, into which a note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and
•	accrued and unpaid interest, if any, on the note to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, on the note to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, but prior to 9:00 a.m., New York City time, on the interest payment date corresponding to such record date, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the interest payment date corresponding to such record date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the interest payment date corresponding to such record date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the record date immediately preceding the maturity date;

•	if we have specified a fundamental change repurchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the holder converts its notes after 5:00 p.m., New York City time, on such record date, but prior to 9:00 a.m., New York City time, on such fundamental change repurchase date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests that any shares be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the corresponding interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental change permits holders to require us to repurchase notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the indenture.

Settlement upon conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

We will settle all conversions occurring on or after the 30th scheduled trading day immediately preceding the maturity date using the same settlement method. Prior to the 30th scheduled trading day immediately preceding the maturity date, we will use the same settlement method for all conversions occurring on the same conversion date. Except for any conversions that occur on or after the 30th scheduled trading day immediately preceding the maturity date, however, we will not have any obligation to use the same settlement method with respect to conversions that occur on different business days. That is, we may choose on one business day to settle conversions in physical settlement, and choose on another business day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method (and, if we elect combination settlement, the specified dollar amount (as defined below)) we have selected no later than the second scheduled trading day immediately following the related conversion date (or in the case of any conversions occurring on or after the 30th scheduled trading day immediately preceding the maturity date, through a press release and the trustee no later than the 30th scheduled trading day immediately preceding the maturity date). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount will be equal to $1,000. It is our current intent and policy to settle conversion through combination settlement with a specified dollar amount of $1,000.

Except as provided under “—Conversion rate adjustments” and “—Adjustment to conversion rate upon a fundamental change,” settlement amounts will be computed as follows:

•	if we elect physical settlement, we will deliver to the converting holder a number of shares of common stock equal to the product of (1) the aggregate principal amount of notes to be converted, divided by $1,000 and (2) the applicable conversion rate;

•	if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the applicable observation period; and

•	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted, a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the applicable observation period.

The “daily settlement amount,” for any of the 25 consecutive trading days during an observation period, shall consist of:

•	cash equal to the lesser of (i) the dollar amount per note to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 25 (such quotient, the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•	if the daily conversion value for such trading day exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value for such trading day and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for any of the 25 consecutive trading days during an observation period, 4.0% of the product of (i) the applicable conversion rate and (ii) the daily VWAP on such trading day.

The “daily VWAP” means, for any of the 25 consecutive trading days during an observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DNDN.UQ<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•	if the relevant conversion date occurs prior to the 30th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading day period beginning on and including the third trading day after such conversion date; and

•	if the relevant conversion date occurs on or after the 30th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on and including the 27th scheduled trading day (or, if such scheduled trading day is not a trading day, the immediately following trading day) immediately preceding January 15, 2016.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the primary other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion only, “market disruption event” means (i) a failure by the primary United States national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Except as described under “—Adjustment to conversion rate upon conversion upon a fundamental change,” we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, and, on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP of the common stock on the relevant conversion date or, if such conversion date is not a trading day, the immediately preceding trading day (in the case of physical settlement), or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion at 5:00 p.m., New York City time, on the conversion date; provided, however, that, except as otherwise provided herein, the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of 5:00 p.m., New York City time, on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make an adjustment to the conversion rate for any transaction described below (other than in the case of a share split or share combination) if each holder of the notes has the right to participate in such transaction at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, without having to convert its notes and as if it held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1 OS0

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date of such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or combination, as applicable;

CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date or effective date;

OS0	=	the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such ex-dividend date or effective date; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(2) If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	OS0 + X OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance;

CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than such average of the last reported sale prices for our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	SP0 SP0 − FMV

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of shares of capital stock, evidences of indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to an affiliate or (other) business unit, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	FMV0 + MP0 MP0

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such spin-off;

CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on the ex-dividend date for such spin-off;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period after, and including, the effective date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

If a holder converts a note, cash or combination settlement is applicable to such note, and the first trading day of the observation period for such note occurs after the first trading day of the valuation period for a spin-off, but on or before the last trading day of the valuation period for such spin-off, the reference in the above definition of “FMV0” to “10” shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the effective date of such spin-off to, but excluding, the first trading day of such observation period. If a holder converts a note, cash or combination settlement is applicable to such note, and one or more trading days of the observation period for such note occurs on or after the ex-dividend date for a spin-off, but on or prior to the first trading day in the valuation period for such spin-off, such observation period will be suspended on the first such trading day and will resume immediately after the first trading day of the valuation period for such spin-off and the reference in the above definition of “FMV0” to “10” shall be deemed replaced with a reference to one (1).

(4) If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	SP0 SP0 − C

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Any increase made under this clause (4) shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	AC + (SP1 x OS1) OS0 x SP1

where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the expiration date;

CR1	=	the conversion rate in effect immediately after 5:00 p.m., New York City time, on the expiration date;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after 5:00 p.m., New York City time, on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on the trading day next succeeding the expiration date (the “averaging period”).

If a holder converts a note, cash or combination settlement is applicable to such note, and the first trading day of the observation period for such note occurs after the first trading day of the averaging period for a tender or exchange offer, but on or before the last trading day of the averaging period for such tender or exchange offer, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the first trading day of the averaging period for such tender or exchange offer to, but excluding, the first trading day of such observation period. If a holder converts a note, cash or combination settlement is applicable to such note, and one or more trading days of the observation period for such note occurs on or after the expiration date for a tender or exchange offer, but on or prior to the first trading day in the averaging period for such tender or exchange offer, such observation period will be suspended on the first such trading day and will resume immediately after the first trading day of the averaging period for such tender or exchange offer and the reference in the above definition of “SP1” to “10” shall be deemed replaced with a reference to one (1).

If we are obligated to purchase shares of our common stock pursuant to any such tender or exchange offer, but we are permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the conversion rate shall be decreased to the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that actually were effective.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, a holder has converted its notes on or after such ex-dividend date and on or prior to the related record date, physical settlement is applicable to such notes, and, as a result of such conversion, such holder would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Notwithstanding anything to the contrary herein, if a holder converts a note, combination settlement is applicable to such note, and the daily settlement for any trading day during the observation period applicable to such note:

•	is calculated based on a conversion rate adjusted on account of any event described in clauses (1) through (5) above; and

•	includes any shares of our common stock that, but for this provision, would entitle their holder to participate in such event;

then, although we will treat such holder as the holder of record of such shares of our common stock on the last trading day of such observation period, we will not permit such holder to participate in such event on account of such shares of our common stock.

In addition, if a holder converts a note and:

•	combination settlement is applicable to such note;

•	the record date, effective date or expiration date for any event that requires an adjustment to the conversion rate under any of clauses (1) through (5) above occurs:

•	on or after the first trading day of such observation period; and

•	on or prior to the last trading day of such observation period; and

•	the daily settlement amount for any trading day in such observation period that occurs on or prior to such record date, effective date or expiration date:

•	includes shares of the common stock that do not entitle their holder to participate in such event; and

•	is calculated based on a conversion rate that is not adjusted on account of such event;

then, on account of such conversion, we will, on such record date, effective date or expiration date, treat such holder, as a result of having converted such notes, as though it were the record holder of a number of shares of common stock equal to the total number of shares of common stock that:

•	are deliverable as part of the daily settlement amount:

•	for a trading day in such observation period that occurs on or prior to such record date, effective date or expiration date; and

•	is calculated based on a conversion rate that is not adjusted for such event; and

•	if not for this provision, would not entitle such holder to participate in such event.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

The “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” of our common stock will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a “business day.”

We may from time to time increase the conversion rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 business days and we provide 15 days prior written notice of such increase. We may also increase the conversion rate if our board of directors determines that such increase would avoid or diminish income U.S. federal income tax to holders of our shares of our common stock in connection with a dividend or distribution of stock (or rights to acquire shares) or from any event treated as such for U.S. federal income tax purposes.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States federal income tax considerations.”

We currently have a rights plan in effect. To the extent our existing rights plan or any future rights plan is in effect, if physical settlement applies to your note, on the applicable conversion date, and if combination settlement applies to your note, on any trading day of the applicable observation period, you will receive, in addition to any shares of common stock received in connection with, if physical settlement applies, such conversion date, and if combination settlement applies, such trading day, the rights under the rights plan, unless prior to such conversion date or trading day, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, reclassifications and changes of our common stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (such stock, other securities, other property or assets (including cash or any combination thereof), “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction, a “unit of reference property”) then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of our common stock equal to the applicable conversion rate will be changed into the right to convert each $1,000 principal amount of notes based on a number of units of reference property (as defined below) equal to the applicable conversion rate. In particular, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon conversion” will instead be deliverable in units of reference property and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the composition of a unit of reference property will be deemed to be the weighted average per share of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values, the daily settlement amounts or any functions thereof over a span of multiple days (including during an observation period and during the 10 trading day period used to determine the “stock price” for purposes of a fundamental change), we will make appropriate adjustments to each to account for any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values, the daily settlement amounts or any functions thereof are to be calculated.

Adjustment to conversion rate upon conversion upon a fundamental change

If a fundamental change (as defined below) occurs and a holder elects to convert its notes in connection with such fundamental change, we will, under certain circumstances, increase the applicable conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the date 10 days prior to the anticipated effective date of the fundamental change up to, and including, 5:00 p.m., New York City time, on the business day immediately prior to the related fundamental change repurchase date. We will not increase the conversion rate pursuant to the provisions of this section on account of an anticipated fundamental change that does not occur.

We will notify the holders and the trustee of a fundamental change and its anticipated effective date as promptly as practicable following the date we publicly announce such fundamental change but in no event less than 35 scheduled trading days prior to the anticipated effective date of such fundamental change; provided that if we do not have knowledge of a fundamental change or its anticipated effective date at least 35 scheduled trading days prior to its anticipated effective date, we will notify the holders and the trustee of the fundamental change within one business day of the date upon which we receive notice, or otherwise become aware, of the fundamental change and its anticipated effective date, but in no event later than the actual effective date of the fundamental change. If we have previously notified the holders and the trustee of a fundamental change and its anticipated effective date, we will deliver updated notice to the holders and the trustee within one business day of (i) any change in the anticipated effective date of the fundamental change, (ii) the occurrence of the effective date of the fundamental change, or (iii) our determination that the fundamental change will not take place.

In general, upon surrender of notes for conversion in connection with a fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement as described under “—Conversion rights—Settlement upon conversion” (after giving effect to any increase in the conversion rate required by this section). However, if the consideration for our common stock in any fundamental change described in clause (2) of the definition of change of control is comprised entirely of cash (a “cash merger”), for any conversion of notes following the effective date of such fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment required by this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. In addition, if a holder converts its notes in connection with a fundamental change and (i)(A) physical settlement applies to such notes or such fundamental change is a cash merger and (B) the applicable conversion date occurs on or before the effective date of such fundamental change, or (ii)(A) cash settlement or combination settlement applies to such notes and such fundamental change is not a cash merger and (B) the first day of the applicable observation period occurs on or before the effective date of such fundamental change, we will delay the delivery or payment, as the case may be, of the portion of the conversion obligation corresponding to the additional shares as described in the indenture.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the fundamental change. If a cash merger occurs, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the 10 trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “—Conversion rate adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased for a fundamental change having the stock price and effective date set forth below:

Stock price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$	$

January , 2011
January 15, 2012
January 15, 2013
January 15, 2014
January 15, 2015
January 15, 2016

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-

line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate, as increased pursuant to this section by the number of additional shares, exceed           shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate is required to be adjusted as set forth under “—Conversion rate adjustments.”

Our obligation to increase the conversion rate by the number of additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to repurchase notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to repurchase for cash all of your notes, or any portion such that the principal amount that remains outstanding of each note that is not repurchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date is after a record date but on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased). The fundamental change repurchase date will be a date specified by us that is not less than 30 or more than 45 business days following the date of our notice of a fundamental change as described below. Any notes repurchased by us will be paid for in cash.

A “fundamental change” means the occurrence of a change of control or a termination of trading following the original issue date of the notes.

A “change of control” means the occurrence of any of the following after the time the notes are originally issued:

(1) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of the our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our or their employee benefit plans; or

(2) the consolidation or merger of us with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person other than to one or more of our wholly-owned subsidiaries, provided that this clause (2) shall not apply to (A) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (ii) pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, in substantially the same proportions vis-à-vis each other as before the transaction, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after the transaction; or (B) any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(3) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted our board of directors, together with any new directors whose election to our board of directors, or whose nomination for election by our stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors then in office.

For the purposes of this definition of change of control, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

For the purpose of this definition of change of control, “beneficial ownership” has the meaning such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

Notwithstanding anything to the contrary set forth herein, it will not constitute a change of control if 100% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions that would otherwise constitute a change of control consists of common stock or American Depositary Shares representing shares of common stock, in each case, which are traded on a U.S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with such change of control, and as a result of such transaction or transactions the notes become convertible into cash, such shares of common stock or American Depositary Shares, or a combination thereof, in each case, pursuant to the provisions set forth above under “—Conversion Rights—Recapitalizations, reclassifications and changes of our common stock” and subject to the provisions set forth above under “—Conversion rights—Settlement upon conversion”; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization (calculated in U.S. Dollars) of its equity securities of at least three times the market capitalization of us before giving effect to the consolidation or merger.

A “termination of trading” will be deemed to have occurred if our common stock or other common stock into which the notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, or traded in over-the-counter securities markets, and no American Depository Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a repurchase notice has been delivered by a holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, your notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be repurchased, which must be such that the principal amount that remains outstanding of each note that is not repurchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice, which, for each note not to be repurchased in full, must be such that the principal amount that is not to be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof.

We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

No notes may be repurchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “—Adjustment to conversion rate upon conversion upon a fundamental change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of clause (3) of the definition of change of control above.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon the occurrence of a fundamental change, and the agreements governing our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the note.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

The indenture provides that we shall not consolidate with or merge into any person (unless we are the surviving corporation) or convey, transfer or lease the property and assets, substantially as an entirety, of us to another person, other than to one or more of our wholly-owned subsidiaries, unless: (1) the person (if other than us) formed by such consolidation or into which we are merged, or the person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of us, shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) such person (if other than us) expressly assumes, by an indenture supplemental hereto, executed and delivered to the trustee, in form satisfactory to the trustee, the obligations of us under the notes and the indenture; (2) after giving effect to such transaction, no event of default or default shall have occurred and be continuing; and (3) if we will not be the resulting or surviving corporation, we shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the requirements set forth in the indenture and that all conditions precedent set forth in the indenture and relating to such transaction have been complied with.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of a lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of default

Each of the following will be an event of default with respect to the notes:

(1) we fail to pay an installment of interest, if any, on any of the notes, which failure continues for 30 days after the date when due;

(2) we fail to pay when due the principal or any fundamental change repurchase price of any note, when the same becomes due and payable;

(3) we fail to deliver when due the consideration deliverable upon conversion of the notes, which failure continues for 10 days;

(4) our failure to give notice of a fundamental change as described under “—Fundamental change permits holders to require us to repurchase notes” or “—Conversion rights—Adjustment to conversion rate upon conversion upon a fundamental change” when due;

(5) we or our subsidiaries fail to pay any principal by the end of any applicable grace period or that results in the acceleration of other indebtedness of us or our subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million; provided that if any such default is cured, waived rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

(6) we fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the notes or the indenture and not otherwise explicitly provided for in this section for a period of 75 days after receipt by us of notice of such failure from the trustee or by us and trustee from the holders of at least 25% of the aggregate principal amount of then outstanding notes; or

(7) certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) that we may have.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, and notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default as set forth under “Description of Debt Securities—Events of Default” in the accompanying prospectus, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 1.00% per annum of the principal amount of the notes outstanding for each day during the 180-day period beginning on, and including, the occurrence of such event of default during which such event of default is continuing and not cured or waived.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after the occurrence of the event of default relating to our failure to comply with our reporting obligations (if such event of default is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indentures described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph and the immediately following paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal (including the nonpayment of the fundamental change repurchase price) or interest or with respect to our failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (iii) all payments due to the trustee have been made.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal (including the payment of the fundamental change repurchase price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of (principal including the payment of the fundamental change repurchase price) of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within five business days after becoming aware of the occurrence of any default or event of default, written notice of such default or event of default, its status and what action we are taking or proposes to take in respect thereof.

Modification and amendment

Except as specified below, we and the trustee may amend the indenture or the notes with the consent of the holder of not less than a majority of the principal amount of then outstanding notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) alter the manner of calculation or rate of accrual of interest on any note or change the time of payment of any installment of interest on any note;

(2) make any of the notes payable in money or securities other than that stated in the note;

(3) change the stated maturity of any note;

(4) reduce the principal amount or fundamental change repurchase price with respect to any of the notes;

(5) make any change that adversely affects the rights of holders to require us to purchase the notes at the option of holders upon a fundamental change;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to any note or with respect to the conversion of any note;

(7) change the currency of payment of principal of, interest on, or any cash portion of the conversion obligation with respect to, the notes;

(8) adversely affect the conversion rights of the notes;

(9) change the percentage in aggregate principal amount of then outstanding notes necessary to modify or amend the indenture or to waive any past default or event of default; or

(10) change the ranking of the notes in a manner adverse to holders of the notes.

Subject to certain exceptions, the holders of a majority of the aggregate principal amount of then outstanding notes may, on behalf of the holders of all notes:

(1) waive compliance by us with certain restrictive provisions of the indenture, as detailed in the indenture; or

(2) waive any past default under the indenture and its consequences, except a default in the payment of any amount due, or in the obligation to pay or deliver, as the case may be, cash, common stock, or a combination of cash and common stock upon conversion or with respect to any provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding note effected.

We and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

(1) evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

(2) add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(3) secure our obligations in respect of the notes;

(4) evidence and provide for the acceptance of the appointment of a successor trustee in accordance with the indenture;

(5) comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in the indenture;

(7) make any other changes to the Indenture that does not adversely affect the interests of the holders; or

(8) conform the provisions of the indenture to the “Description of notes” section in this preliminary offering memorandum, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, any fundamental change repurchase date, upon conversion or otherwise, cash and/or shares of common stock (solely to satisfy outstanding conversions, as applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto).

Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates. In addition, the trustee is the trustee under the indenture governing our 4.75% Convertible Senior Subordinated Notes due 2014.

Governing law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-entry, settlement and clearance

The global notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriter; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriter is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

Registered notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

Certain U.S. federal income tax considerations

The following discussion is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and our common stock. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the Code, existing and proposed Treasury Regulations thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this offering memorandum and all subject to change or differing interpretations, possibly with retroactive effect. This summary is limited to beneficial owners of the notes that purchase the notes for cash on original issuance at their initial offering price, in the case of notes, and to beneficial owners that hold the notes and our common stock as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not address all of the tax considerations that may be relevant to a beneficial owner of the notes or common stock in light of its particular circumstances or to beneficial owners that are subject to special rules, such as:

•	banks and other financial institutions;

•	insurance companies;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations;

•	pension funds and retirement plans;

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting;

•	persons that own the notes as a position in a hedging transaction;

•	persons that own the notes as part of a “straddle,” “conversion” or other integrated transaction for tax purposes;

•	U.S. holders (as defined below) whose “functional currency” for tax purposes is not the United States dollar;

•	U.S. holders who hold notes through a foreign entity or a foreign account;

•	individuals subject to special rules as a result of the termination of their United States citizenship or residency;

•	corporations that accumulate earnings in order to avoid U.S. federal income tax; and

•	non-U.S. holders (as defined below) subject to special rules under the Internal Revenue Code, including “controlled foreign corporations” and “passive foreign investment companies.”

Further, we do not address the U.S. federal estate and gift or alternative minimum tax consequences, or any state, local, foreign or other nonfederal tax consequences, of the purchase, ownership or disposition of the notes or our common stock.

This summary assumes that the notes will be treated as indebtedness for U.S. federal income tax purposes. This summary is not binding on the Internal Revenue Service (the “IRS”). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.

For purposes of this summary, the term “U.S. holder” means a beneficial owner of a note or our common stock that, for U.S. federal income tax purposes, is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a United States person.

For purposes of this summary, the term “non-U.S. holder” means any beneficial owner of a note or common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of notes or our common stock, then the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding an investment in the notes and shares of our common stock.

This summary of U.S. federal income tax considerations is for general information only and is not legal or tax advice. Investors considering the purchase of notes are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under U.S. federal non-income tax laws, the laws of any state, local or non-U.S. taxing jurisdiction and any applicable treaty.

Additional payments

We may be required to make payments of additional interest in certain circumstances, as described under “Description of notes—Events of default.” We believe that there is only a remote likelihood that we would be required to pay additional interest and therefore do not intend to treat the notes as subject to the special rules governing certain “contingent payment debt instruments.” Our determination in this regard, while not binding on the IRS, is binding on holders unless they disclose their contrary position to the IRS in the manner that is required by applicable Treasury Regulations. If our determination is incorrect, and these notes are determined to be contingent payment debt instruments, such determination could affect the timing, amount and character of the income recognized by holders. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are urged to consult your tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. holders

This subsection describes U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Non-U.S. holders” below.

Stated interest

You will generally be required to include stated interest on the notes in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting for U.S. federal income tax purposes.

Sale, exchange, repurchase or other taxable disposition of the notes

You will generally recognize gain or loss upon the sale, exchange or repurchase of a note (including a repurchase at the option of a holder upon a “fundamental change,” but not including conversion into common stock or a combination of cash and common stock, which is discussed below under “—Conversion of notes”) equal to the difference between (1) the amount realized and (2) your adjusted tax basis in the note. Any amount attributable to accrued but unpaid interest not previously included in income will be taxed as ordinary interest income. The amount realized in a sale, exchange, repurchase or other taxable disposition of a note will equal the amount of cash and the fair market value of any property received therefor. Your adjusted tax basis in a note generally will be equal to your purchase price for the note.

Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period is more than one year at the time of sale, exchange or repurchase and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation, which rates are currently scheduled to increase on January 1, 2013. The deductibility of capital losses is subject to certain limitations.

Conversion of notes

If, upon conversion of a note, we elect to satisfy our conversion obligation solely with shares of our common stock, you generally will not recognize any income, gain or loss upon the conversion, except to the extent any portion of the common stock received is attributable to accrued interest not previously included in income (which will be taxable as ordinary income) and except with respect to cash received in lieu of a fractional share of our common stock (which generally will result in capital gain or loss, measured by the difference between the cash received and your adjusted tax basis in the fractional share). Your adjusted tax basis in the shares of common stock received on such a conversion of a note will be the same as your adjusted tax basis in the note at the time of conversion (reduced by any tax basis allocable to a fractional share), except that your tax basis in any common stock received with respect to accrued interest on a note not previously included in income will equal the then-current fair market value of the common stock so received. Your holding period for the shares of common stock received on conversion should generally include the holding period for the converted note, except that the holding period for any shares of common stock received with respect to accrued interest on a note not previously included in income should commence on the day immediately following the date of conversion, although there is no authority precisely on point.

If, upon conversion of a note, we elect to satisfy our conversion obligation solely with cash, such transaction will be treated as described in “—Sale, exchange, repurchase or other taxable disposition of the notes.”

If, upon conversion of a note, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, the tax treatment is not entirely clear. You may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such case, you generally would not be permitted to recognize loss, but generally would be required to recognize capital gain in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (excluding any cash received in lieu of fractional shares of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of shares of our common stock received upon conversion (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) over (B) your adjusted tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of fractional shares of our common stock and any cash received attributable to accrued and unpaid interest). Your adjusted tax basis in the shares of common stock received (including any fractional shares of our common stock for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the adjusted tax basis of the note, decreased by the amount of any cash received (other than cash in lieu of fractional shares of our common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain recognized (other than any gain recognized with respect to cash received in lieu of fractional shares of our common stock). Gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the common stock received that is allocable to the fractional share. Your holding period for the shares of common stock received on conversion should generally include the holding period for the converted note, except that the holding period for any shares of common stock received with respect to accrued interest on a note not previously included in income should commence on the day immediately following the date of conversion, although there is no authority precisely on point.

If, upon conversion of a note, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, and if the conversion is not treated as a recapitalization, the conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into shares of common stock. In such case, your aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock based on their relative fair market values. You generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received (other than amounts attributable to accrued and unpaid interest) and your adjusted tax basis in the portion of the note treated as redeemed (as described in “—Sale, exchange, repurchase or other taxable disposition of the notes” above). With respect to the portion of the note treated as converted, you generally would not recognize any gain or loss (except with respect to cash received in lieu of fractional shares of common stock and shares of common stock received attributable to accrued and unpaid interest). Your tax basis in the shares of common stock (including any fractional shares for which cash is paid, but excluding shares attributable to accrued and unpaid interest) would be the adjusted tax basis allocated to the portion of the note treated as converted into common stock. Your holding period in the shares of common stock (other than shares attributable to accrued and unpaid interest) would include your holding period in the converted note.

You are urged to consult your tax advisors with respect to the U.S. federal tax consequences resulting from the conversion of notes into a combination of cash and our common stock.

Conversion rate adjustments

The terms of the notes allow for changes in the conversion rate of the notes in certain circumstances as described above in “Description of notes—Conversion rights.” Under Section 305(c) of the Code, a change in the conversion rate that allows you to receive more shares of common stock on conversion (or in some circumstances a failure to make a change in the conversion rate) may have the effect of increasing your proportionate interest in our earnings and profits or assets, in which case, you would be treated as though you received a distribution in the form of our stock. The deemed stock distribution may, in certain circumstances, be taxable to you as a dividend or as a gain, even though you do not receive any cash, stock or other property and even if you do not convert your notes into shares of common stock. Any such taxable deemed dividends would not be eligible for a dividends-received deduction or the preferential tax rates applicable to dividends discussed below. A change in conversion price that simply prevents the dilution of your interests upon a stock split or other change in capital structure, if made under a bona fide, reasonable adjustment formula, would not be treated as a taxable deemed distribution. Any taxable deemed distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gains.

You are urged to consult your own tax advisor with respect to the tax consequences of an adjustment (or failure to make an adjustment) to the conversion ratio and any resulting deemed distribution.

Distributions on common stock

Distributions you receive in respect of our common stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate U.S. holder will qualify for taxation at a reduced 15% rate (effective for tax years beginning before January 1, 2013) if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or other taxable disposition of common stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our common stock equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) your adjusted tax basis in the shares of our common stock. Your adjusted tax basis in shares of our common stock received upon a conversion of notes is determined as described above under “—Conversion of notes.” Your tax basis in shares of our common stock purchased in this offering is generally equal to your cost.

Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation, which rates are currently scheduled to increase on January 1, 2013. The deductibility of capital losses is subject to certain limitations.

New legislation

Recently enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the notes and dividends on and capital gains from the sale or other disposition of shares of our common stock for taxable years beginning after December 31, 2012. You are urged to consult your tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes and shares of common stock.

Non-U.S. holders

This subsection describes U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “—U.S. holders” above.

Interest on the notes

Subject to the discussion below concerning backup withholding, income and gain effectively connected with the conduct of a United States trade or business and certain recently enacted legislation, if you are a non-U.S. holder, all payments of interest made to you with respect to the notes, generally will be exempt from U.S. federal income and withholding tax, provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 88l(c)(3)(A) of the Code; and

•	(1) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (2) you hold your notes through certain qualified foreign intermediaries and you satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating, among other things, that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Sale, exchange, repurchase or other taxable disposition of the notes

Subject to the discussion of backup withholding below and certain recently enacted legislation, you will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, repurchase or other taxable disposition of a note, unless:

•	if you are an individual non-U.S. holder, you are present in the United States for at least 183 days in the taxable year of such sale, exchange, repurchase or disposition and certain other conditions are met;

•	that gain is effectively connected with the conduct by you of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by you in the United States); or

•	we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale, exchange or other disposition and the period during which you held the notes.

If you are described in the first bullet point above, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such sale, exchange, repurchase or disposition, exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty. If you are described in the second bullet point, see “—Income or gain effectively connected with a United States trade or business,” below. We believe that we currently are not, and we do not anticipate becoming, a U.S. real property holding corporation. Even if we are or were to become a U.S. real property holding corporation, so long as our common stock is considered to be regularly traded (under applicable Treasury Regulations) on an established securities market, only a non-U.S. holder who owns, actually or constructively, at any time within the time period described in the third bullet point above (1) more than 5% of the fair market value of the notes, if the notes are considered to be regularly traded (under applicable Treasury Regulations) on an established securities market or (2) notes with a fair market value greater than 5% of the class of our common stock into which the notes are convertible as of the latest date such notes were acquired, if the notes are not considered to be regularly traded (under applicable Treasury Regulations) on an established securities market, will be subject to U.S. tax on the disposition of notes.

To the extent that the amount realized on any sale, exchange, repurchase or other taxable disposition of notes is attributable to accrued but unpaid interest on the note, this amount generally will be taxed in the same manner as described under the heading “—Interest on the notes” above.

Conversion of the notes

To the extent you recognize any gain as a result of the receipt of cash in the conversion (including the receipt of cash in lieu of fractional shares upon conversion), such gain would be subject to the rules with respect to the sale or exchange of a note described above under “—Sale, exchange, repurchase or other taxable disposition of the notes.”

Distributions on common stock

If you receive a distribution with respect to our common stock that is treated as a taxable dividend because it is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), you generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless such dividend is effectively connected with your conduct of a United States trade or business (and, in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the United States), which will be taxed as discussed under the heading “—Income or gain effectively connected with the conduct of a United States trade or business” below.

Conversion rate adjustments

As discussed above, an adjustment to the conversion rate of the notes could possibly give rise to a constructive distribution to holders of notes for U.S. federal income tax purposes. See “—U.S. holders—Conversion rate adjustments” above for more information. With respect to non-U.S. holders, any such deemed distributions generally would be subject to the rules described under the heading “—Distributions on common stock” above, in respect of the withholding of U.S. federal income tax on such deemed distributions. Because a constructive dividend does not result in cash paid to you from which the person who otherwise would be required to withhold U.S. federal income tax can withhold, it is expected that U.S. federal withholding tax attributable to constructive dividends will be withheld from cash otherwise payable to you after the occurrence of such constructive dividend, including interest payments made on the notes or, if appropriate, the proceeds of sale, retirement or conversion of the notes.

Sale or other disposition of common stock

Subject to the discussion of backup withholding below, you will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, repurchase or other taxable disposition of shares of common stock, unless:

•	if you are an individual non-U.S. holder, you are present in the United States for at least 183 days in the taxable year of such sale, exchange, repurchase or disposition and certain other conditions are met;

•	that gain is effectively connected with the conduct by you of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by you in the United States); or

•	we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale, exchange or other disposition and the period during which you held the shares.

If you are described in the first bullet point above, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such sale, exchange, repurchase or disposition, exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty. If you are described in the second bullet point, see “—Income or gain effectively connected with a United States trade or business,” below. We believe that we currently are not, and we do not anticipate becoming, a U.S. real property holding corporation. Even if we are or were to become a U.S. real property holding corporation, so long as our common stock is considered to be regularly traded (under applicable Treasury Regulations) on an established securities market, only a non-U.S. holder who owns, actually or constructively, at any time within the time period described in the third bullet point above, more than 5% of the fair market value of the class of our common stock disposed of by the non-U.S. holder will be subject to U.S. tax on the disposition of common stock.

Income or gain effectively connected with the conduct of a United States trade or business

If you are engaged in a trade or business in the United States and if payments on a note, dividends paid on our common stock or gain on the disposition of a note or our common stock is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by you in the United States), then you will generally be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax if you provide an IRS Form W-8ECI with respect to such income) on such interest, dividends or gain on a net income basis generally in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest, dividends and gain effectively connected with a trade or business in the United States will be included in the earnings and profits of a foreign corporation.

Recent legislation

Recently enacted legislation regarding foreign account tax compliance, effective for payments made after December 31, 2012, imposes a withholding tax of 30% on interest, dividends and gross proceeds from the disposition of certain securities paid to certain foreign financial institutions, investment funds and other non-U.S. persons unless various information reporting and certain other requirements are satisfied. However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012. In addition, the legislation also imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on persons required to file U.S. federal income tax returns that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions). Prospective investors should consult their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

Backup withholding and information reporting

U.S. holders

Certain non-exempt U.S. holders may be subject to information reporting in respect of any payments we may make on the notes or our common stock, including any deemed payment upon issuance of our common stock pursuant to a conversion of the notes, the proceeds of the sale or other disposition of the notes or our common stock or any dividends on our common stock. In addition, backup withholding may apply, currently at a rate of 28%, if the U.S. holder (i) fails to supply a taxpayer identification number and certain other information, certified under penalty of perjury, in the manner required (ii) fails to certify that the holder is eligible for an exemption to backup withholding or (iii) otherwise fails to comply with the applicable backup withholding rules. Amounts withheld under backup withholding are allowable as a refund or a credit against the U.S. holder’s federal income tax upon furnishing the required information on a timely basis to the IRS.

Non-U.S. holders

We will, where required, report to non-U.S. holders and to the IRS the amount of any principal, interest and dividends, if any, paid on the notes or our common stock. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding, currently at a rate of 28%, will not apply to payments of interest or dividends with respect to which either the requisite certification that the non-U.S. holder is not a United States person for U.S. federal income tax purposes, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the non-U.S. holder is a United States person for U.S. federal income tax purposes that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Payments on the sale or other disposition of notes or our common stock effected through a non-United States office of a broker to an offshore account maintained by a non-U.S. holder are generally not subject to information reporting or backup withholding. However, if the broker is a United States person, a “controlled foreign corporation,” a non-United States person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, a non-United States partnership with significant United States ownership or a United States branch of a non-United States bank or insurance company, then information reporting will be required, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has neither actual knowledge nor a reason to know that the beneficial owner is not entitled to an exemption. Backup withholding will apply if the sale or other disposition is subject to information reporting and the broker has actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient.

Information reporting and backup withholding will apply to payments effected at a United States office of any United States or non-United States broker, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from payments to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and J.P. Morgan Securities LLC, as the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the principal amount of the notes set forth below.

Underwriter	Principal amount

J.P. Morgan Securities LLC	$500,000,000

Total	$500,000,000

The underwriter is offering the notes subject to acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to certain conditions. The underwriter is obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriter is not required to take or pay for the notes covered by the over-allotment option described below.

The underwriter initially proposes to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriter.

We have granted the underwriter a 30-day option to purchase up to an additional $75,000,000 aggregate principal amount of notes from us to cover sales of notes that exceed the principal amount of notes specified above. If any additional notes are purchased with this over-allotment option, the underwriter will offer such additional notes on the same terms as those on which the notes are being offered.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per note	Without option	With option

Public offering price	%	$	$
Underwriting discounts and commissions	%	$	$
Proceeds, before expenses, to us	%	$	$

In addition, we estimate that the expenses of this offering payable by us, other than underwriting discounts and commissions, will be approximately $      million.

In connection with the offering of the notes, the underwriter may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and shares of our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriter. Stabilizing transactions involve bids to purchase the notes or shares of our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or shares of our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it otherwise would be.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriter that it presently intends to make a market in the notes after completion of the offering. However, the underwriter is under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

In connection with the offering of the notes, up to $250,000,000 of outstanding shares of our common stock are being offered under this prospectus supplement to facilitate hedging of the notes by the buyers. We expect that the actual number of shares sold under this prospectus supplement will depend on the demand by the buyers to have their hedging of the notes be facilitated as part of this offering. We have been advised by the underwriter that the shares being sold in this offering have been purchased by the underwriter from the buyers of the notes, who have sold them short to the underwriter in order to hedge their market risk with respect to the notes that they acquire in this offering, and who may be deemed statutory underwriters under the Securities Act with respect to the offering of such shares of our common stock under this prospectus supplement. The underwriter has purchased those shares in connection with, and contingent on the pricing and closing of, the notes offering, with a view to initially offer them to the public at a price of $      per share and to subsequently offer them in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or any combination of the foregoing. The delivery of the common stock to the common stock buyers is contingent on the closing of the notes offering.

We have agreed that we will indemnify the underwriter of the notes and of the common stock against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in respect of those liabilities.

Subject to certain exceptions, we and certain of our executive officers and directors have agreed that, without first obtaining the written consent of the underwriter, we and they will not during the 90-day period after the date of this prospectus supplement:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common stock;

•	otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; and

•	in the case of our executive officers and directors, make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

The lock-up does not apply to:

•	the sale of securities pursuant to the terms of the underwriting agreement;

•	transactions by any of our directors and executive officers relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares;

•	transfers by any of our directors or executive officers of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock as a bona fide gift;

•	transfers by any of our directors or executive officers of shares of common stock or of securities convertible into or exercisable or exchangeable for common stock to his or her spouse or child, or a trust, the only beneficiaries of which are the signatory to the lock-up agreement or his or her spouse or child;

•	the receipt by any of our directors or officers from us of shares of common stock upon the exercise of an option;

•	transfers of shares of common stock or securities convertible into or exercisable or exchangeable for common stock pursuant to any preexisting 10b5-1 sales plan in effect on the date hereof;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the 90-day restricted period; or

•	the exercise of an option to purchase shares of common stock or the withholding of shares of restricted stock upon vesting or deliverable upon exercise of an option to pay taxes;

provided that in the case of either of the first, second, third or fourth immediately preceding bullets, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions during the 90-day period. In addition, notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by the lock-up shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event

The underwriter, in its sole discretion, may release any of the securities subject to the lock-up agreement at any time without notice.

The underwriter and its affiliates have provided, and may in the future provide, various additional financial advisory, investment banking and commercial banking services for us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and commissions. The underwriter will receive no commission or remuneration from us in connection with the common stock offering.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the notes or the common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes and the common stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes or common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes or common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), no offers or sales of our securities to the public may be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that offers of such securities in that Relevant Member State may be made at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which meets two or more of the following criteria: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of such securities to the public” in relation to any such securities in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and such securities to be offered, so as to enable an investor to decide to purchase or subscribe to such securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes or common stock under, the offer of notes and common stock contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and the underwriter that: (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and (B) in the case of any notes or common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes and/or common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where notes or common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes or common stock to it is not treated under the Prospectus Directive as having been made to such persons.

The notes and common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes or the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes or common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes or the common stock may not be circulated or distributed, nor may the notes or the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes or the common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes or the common stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The notes and the common stock may not be offered or sold, directly or indirectly, in Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes or the common stock constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO, and neither this prospectus supplement nor any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes and the common stock are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do not benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

We are not a bank licensed by or registered with the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht). No offers of the notes will be made to the public in the Netherlands other than to qualified investors (gekwalificeerde beleggers), provided that no such offer of the notes will require the publication by either us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive. As used in this paragraph, an “offer” “to the public” in relation to any securities means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities.

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The securities which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

The prospectus supplement and the accompanying prospectus (including any amendment, supplement or replacement thereto) have not been prepared in connection with the offering of our securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no security has been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in article D. 341-1 of the French Code Monétaire et Financier and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; none of this prospectus supplement and the accompanying Prospectus or any other materials related to the offer or information contained therein relating to our securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Where you can find additional information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

We make available, free of charge, through our investor relations website, our proxy statements, annual reports, quarterly reports, current reports, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.dendreon.com and the address for the investor relations page of our website is http://investor.dendreon.com/edgar.cfm (neither of which is not intended to be an active hyper link in this prospectus supplement). The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement of the information contained at that site.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

•	the description of our common stock set forth in our Registration Statement on Form S-8A12G, which was filed with the SEC on May 22, 2000 (File No. 000-30681);

•	the description of our Series A Junior Participating Preferred Stock set forth in our Current Report on Form 8-K, which was filed with the SEC on September 25, 2002 (File No. 000-30681), and in Exhibit 4.1 thereto;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 22, 2010 (File No. 000-30681); including certain information incorporated by reference from our Definitive Proxy Statement for our 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as filed with the SEC on May 10, 2010, August 3, 2010 and November 3, 2010, respectively (File No. 000-30681); and;

•	our Current Reports on Form 8-K that were filed on January 8, 2010, March 26, 2010, April 5, 2010, April 20, 2010, April 29, 2010, May 13, 2010, May 19, 2010, June 8, 2010, August 26, 2010, September 14, 2010, September 21, 2010, November 18, 2010, November 18, 2010, December 10, 2010, December 20, 2010, December 23, 2010 and January 7, 2011.

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
Attention: Investor Relations

PROSPECTUS

Common Stock
Debt Securities

From time to time we may offer and sell shares of common stock and debt securities in amounts, at prices and on terms described in one or more supplements to this prospectus. The debt securities that we may offer may consist of senior debt securities consisting of notes or other evidence of indebtedness in one or more series.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

Our common stock is listed on the Nasdaq Global Market under the symbol “DNDN.” On January 12, 2011, the last reported sale price was $37.11 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2011.

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Dendreon®, the Dendreon logo and PROVENGE® are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus and the accompanying prospectus supplement are the property of their respective owners.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities in one or more offerings. No limit exists on the aggregate amount of securities we may sell pursuant to the registration statement of which this prospectus is a part. Each time our securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus, before you invest in the securities offered hereby.

Throughout this prospectus references to “Dendreon Corporation,” the “company,” “we,” “us” and “our” refer to Dendreon Corporation unless otherwise specified or the context otherwise requires.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in the applicable prospectus supplement for a specific offering of securities, as well as those contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 22, 2010, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 3, 2010, and any amendment or update thereto reflected in our subsequent filings with the SEC incorporated by reference in this prospectus. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	whether we have adequate financial resources and access to capital to fund commercialization of PROVENGE and that of other potential product candidates we may develop;

•	our ability to successfully manufacture PROVENGE and other product candidates in necessary quantities with required quality;

•	our ability to successfully obtain regulatory approvals and commercialize our products that are under development and develop the infrastructure necessary to support commercialization if regulatory approvals are received;

•	our ability to complete and achieve positive results in ongoing and new clinical trials;

•	our dependence on single-source vendors for some of the components used in our product candidates;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance;

•	the impact of competition and regulatory requirements and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business and the biotechnology industry generally; and

•	other factors set forth under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and our future filings made with the SEC, which are incorporated by reference into this prospectus, as well as the risk factors set forth or incorporated by reference into any accompanying prospectus supplement.

In addition, in this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

OUR COMPANY

This summary highlights information about Dendreon Corporation. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section of this prospectus entitled “Incorporation of Certain Information By Reference.”

We are a biotechnology company focused on the discovery, development and commercialization of novel therapeutics that can significantly improve cancer treatment options for patients. Our portfolio includes active cellular immunotherapy and small molecule product candidates to treat a wide range of cancers. On April 29, 2010, the U.S. Food and Drug Administration (“FDA”) licensed PROVENGE® (sipuleucel-T), an autologous cellular immunotherapy for the treatment of men with asymptomatic or minimally symptomatic, metastatic, castrate-resistant (hormone-refractory) prostate cancer. We own worldwide rights for PROVENGE.

Commercial sale of PROVENGE began in May 2010. In 2010, we achieved estimated revenue from PROVENGE of approximately $48 million (unaudited). In anticipation of a significant increase in capacity from the expansion of our existing manufacturing facility in Morris Plains, New Jersey and licensure of our new facilities in Orange County, California and Union City, Georgia during 2011, we expect to increase our sales force to approximately 100 representatives to establish and support approximately 450 infusion sites by the end of 2011. We also plan to increase our marketing and awareness efforts to educate physicians and patients to utilize this additional capacity.

Following a number of pre-submission meetings with European Union (“E.U.”) National Agencies, we expect that data from our Phase 3 D9902B IMPACT (IMmunotherapy for Prostate AdenoCarcinoma Treatment) study, supported by data from our D9901 and D9902A studies, will be sufficient to seek regulatory approval for PROVENGE in the E.U. We plan to use the clinical data described in our U.S. Biologics License to file our marketing authorization application (“MAA”) to the European Medicines Agency (“EMA”) in late 2011 or early 2012. To accelerate the regulatory timeline, initially PROVENGE will be manufactured through a contract manufacturing organization while we concurrently build an immunotherapy manufacturing facility in Europe. We anticipate a regulatory decision from the E.U. in the first half of 2013.

Other potential product candidates we have under development include our investigational active cellular immunotherapy directed against HER2/neu for the treatment of patients with bladder, breast, ovarian and other solid tumors expressing HER2/neu. Active cellular immunotherapies directed at CA-9, an antigen highly expressed in renal cell carcinoma, and CEA, an antigen expressed in colorectal cancer, are in preclinical development. We are also developing an orally-available small molecule targeting TRPM8 that could be applicable to multiple types of cancer in advanced cancer patients. We commenced our Phase 1 clinical trial to evaluate TRPM8 in 2009 and the trial is ongoing.

We are a Delaware corporation originally incorporated in 1992 as Activated Cell Therapy, Inc. Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545. Our website is http://www.dendreon.com (which is not intended to be an active hyper link in this prospectus). The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained therein.

USE OF PROCEEDS

Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of securities pursuant to this prospectus (i) to fund the continued investment in and expansion of our manufacturing facilities, including the construction of a new immunotherapy manufacturing facility in Europe and the expenses associated with increasing capacity at our existing Morris Plains, New Jersey, Atlanta, Georgia and Orange County, California facilities; (ii) to cover expenses in connection with pursuing non-U.S. marketing approvals for PROVENGE; (iii) to fund new clinical trials for PROVENGE and other product candidates; (iv) to finance our marketing and awareness efforts for PROVENGE; (v) to fund the ongoing hiring of additional manufacturing, sales and marketing, quality, research and development and other personnel to support PROVENGE and our other product candidates; (vi) to fund additional investment in information technology infrastructure and product support systems; (vii) for third-party contract supply costs; and (viii) for general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire strategic assets, although we currently have no agreements or commitments in this regard. We have not determined the amount of net proceeds from sales of our securities pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes. Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

We may not receive any cash proceeds from the sale of our securities pursuant to this prospectus and the applicable prospectus supplement where we issue shares as consideration for services performed or goods provided to us or in payment of outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges.

						Nine Months
	Fiscal Year Ended December 31,					Ended
	2009	2008	2007	2006	2005	September 30, 2010

Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)	For the purposes of computing ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of amortization of debt financing costs, interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings (as defined) for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 and the nine months ended September 30, 2010 were insufficient to cover fixed charges by $221,535, $72,230, $99,493, $93,178, $81,547 and $350,075 (in thousands), respectively.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock. This description of capital stock is qualified by reference to our amended and restated certificate of incorporation, as amended (“certificate of incorporation”), our amended and restated bylaws (“bylaws”) the certificate of designation of our Series A Junior Participating Preferred Stock, and our stockholders’ rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, copies of which may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Authorized Capital Stock

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 260,000,000 shares of capital stock of which 250,000,000 shares are of common stock, par value $0.001 per share, and 10,000,000 shares are of preferred stock, par value $0.001 per share. As of January 1, 2011, 147,439,820 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared form time to time by the board of directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of Dendreon Corporation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. Each share of our common stock possesses a right to purchase Series A Junior Participating Preferred Stock under certain circumstances.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock.” Our board of directors may fix or alter from time to time the designation, powers, preferences and rights of the shares of each such new series. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

Our board of directors also may fix or alter from time to time the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, establish from time to time the number of shares constituting any such series or any of them and increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of the shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Certain Provisions Affecting Control of Dendreon Corporation

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained this status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the relevant date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’

amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation, and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Our bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or our President and Chief Executive Officer or pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by a resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our board may only be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by stockholders. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. In addition, our certificate of incorporation divides our board of directors into three classes having staggered terms. This may delay any attempt to replace our board of directors.

Our certificate of incorporation provides that stockholders may not act by written consent, but rather may only act at duly called meetings. Should any stockholder desire to present business at any meeting, they must comply with certain advance notice provisions in our bylaws.

Provisions of our certificate of incorporation and bylaws will make it more difficult for a third party to acquire us on terms not approved by our board of directors and may have the effect of deterring hostile takeover attempts. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock,” and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be junior to, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation.

We have also implemented a stockholders’ rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors.

These provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

BNY Mellon Shareowner Services LLC is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

Any debt securities offered by this prospectus are to be issued under an indenture, dated as of March 16, 2007, between Dendreon Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. You may also request a copy of the indenture from the trustee.

Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture, because it defines your rights as a holder of debt securities.

The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

General

The indenture provides that debt securities in one or more series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the debt securities;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of and premium, if any, is payable or the method of determination thereof;

•	the rate or rates at which the offered debt securities shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the

•	method by which such date or dates shall be determined, the Interest Payment Dates (as defined below) on which any such interest shall be payable and the regular record date, if any, for the interest payable on any Interest Payment Date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the offered debt securities shall be payable;

•	the place or places where the offered debt securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, and the manner in which the particular debt securities are to be selected for redemption;

•	our obligation, if any, to redeem or purchase the offered debt securities in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities shall be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of, premium, if any, and interest on the offered debt securities shall or may by payable, or in which the offered debt securities shall be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of, premium, if any, or interest on the offered debt securities are to be made, at the election of us or a holder of the offered debt security, in a currency or currencies (including currency unit or units) other than that in which such debt securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of, premium, if any, and interest on the offered debt securities shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the offered debt securities are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;

•	any modifications of or additions to the Events of Default (as defined below) or our covenants set forth herein with respect to the offered debt securities;

•	the applicability of the provisions described under Article 11 of the indenture, “Defeasance and Covenant Defeasance”;

•	if other than the trustee, the identity of the registrar and any paying agent;

•	if the offered debt securities shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend in addition to or in lieu of that contained in the indenture which shall be borne by such global security, (iii) whether beneficial owners of interests in any offered debt securities in global form may exchange such interests for certificated securities of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur;

•	whether the debt securities will be convertible into or exchangeable for, or based upon the price of, shares of common stock, preferred stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exhangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange, which may, without limitation, include the delivery of cash as well as the delivery of securities; and

•	any other terms of the offered debt securities.

Form, Registration, Transfer and Exchange

The debt securities of each series will be issued in fully registered form and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We will keep at each office or agency for each series of debt securities a register or registers in which, subject to such reasonable regulations as we may prescribe, we will register the debt securities, including any transfer thereof. At the option of the holder of debt securities, debt securities of any series (except a security in global form) may be exchanged for other debt securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity (as defined below), upon surrender of the debt securities to be exchanged at such office or agency. Whenever any debt securities are so surrendered for exchange, we shall execute, and the trustee shall authenticate and make available for delivery, the debt securities which the holder making the exchange is entitled to receive.

A holder of debt securities may transfer a debt security only by written application to the registrar. No such transfer shall be effected until final acceptance and registration of the transfer by the registrar in the security register. When debt securities are presented to the registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of debt securities of other authorized denominations, the registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, we shall execute and the trustee shall authenticate debt securities at the registrar’s request.

We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of debt securities (other than any such transfer taxes or other similar governmental charge payable upon certain exchanges of securities pursuant to the terms of the indenture). No service charge to any holder shall be made for any such transaction.

We shall not be required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of debt securities of that series to be redeemed, or (b) any debt securities of any series selected, called or being called for redemption except, in the case of any debt security of any series where public notice has been given that such security is to be redeemed in part, the portion thereof not so to be redeemed. All debt securities issued upon any transfer or exchange of debt securities shall be valid obligations of Dendreon Corporation, evidencing the same debt, and entitled to the same benefits under the indenture, as the debt securities surrendered upon such transfer or exchange.

Notices

Notice shall be sufficiently given (unless otherwise expressly provided in the indenture) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at such holder’s last address as it appears in the security register.

Title

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered upon our books on the applicable record date as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry Provisions for Global Securities

Each global security initially shall (i) be registered in the name of the Depositary Trust Company (the “Depositary”) or the nominee of the Depositary, (ii) be delivered to the trustee as custodian for the Depositary and (iii) bear legends as set forth in the indenture. Members of, or participants in, the Depositary shall have no rights under the indenture with respect to any global security held on their behalf by the Depositary, or the trustee as its custodian, or under the global security, and the Depositary may be treated by us, the trustee and any agent of ours or the trustee as the absolute owner of such global security for all purposes whatsoever. Transfers of a global security shall be limited to transfers of such global security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees.

We may at any time and in our sole discretion determine that the debt securities of a series issued in the form of one or more global securities shall no longer be represented by global securities. In that event, we will execute, and the trustee will authenticate and deliver the debt securities of the series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global security or securities of the series in exchange for the global security or securities. Interests of beneficial owners in a global security may be transferred in accordance with the rules and procedures of the Depositary.

Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in the other global security will, upon transfer, cease to be an interest in the global security and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the other global security for as long as it remains such an interest.

The registered holder of a global security may grant proxies and otherwise authorize any person, including members of, or participants in, the Depositary and persons that may hold interests through such members or participants, to take any action which a holder of a debt security is entitled to take under the indenture or the debt securities of such series.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, the person in whose name any debt security of any series shall be registered upon our books on the applicable record date shall be deemed the absolute owner of such debt security for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such debt security.

We will maintain a payment office where debt securities may be presented or surrendered for payment, or surrendered for registration of transfer or exchange, and where notices and demands to or upon us in respect of the debt securities and the indenture may be served. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the corporate trust office of the trustee located at The Bank of New York Trust Company, N.A., 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Trustee Administration, and the trustee is our initial agent to receive all such presentations, surrenders, notices and demands. We may also from time to time designate one or more other offices or agencies where the debt securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, such designation or rescission does not relieve us of our obligation to maintain an office or agency for debt securities of any series for such purposes.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder thereafter may look only to us for payment of any principal, premium or interest.

Covenants

The indenture contains, among others, the following covenants:

Payment of Principal, Premium and Interest on Securities

We, for the benefit of each series of the debt securities, will warrant to duly and punctually pay or cause to be paid the principal of and any premium and interest on the debt securities of that series in accordance with the terms of such securities and the indenture.

Money for Securities Payments to be Held in Trust

If we shall at any time act as our own paying agent with respect to any series of debt securities, we will, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the trustee of our action or failure to so act. Whenever we shall have one or more paying agents for any series of debt securities, we will, prior to each due date of the principal of or any premium or interest on any debt securities of that series, deposit with a paying agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act of 1939, and (unless such paying agent is the trustee) we will promptly notify the trustee of our action or failure to so act.

Existence

Subject to Article 9 of the indenture, “Consolidation, Merger or Sale of Assets,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory), and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof will not result in a material adverse effect.

Statement by Officers as to Default

We will deliver to the trustee, within 120 calendar days after the end of each fiscal year ending after the first date any series of debt securities issued under the indenture is outstanding, an officers’ certificate stating whether or not to the knowledge of such person after due inquiry we are in default in the performance and observance of any of the terms, provisions, and conditions of the indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if we are in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. We shall deliver to the trustee, as soon as possible and in any event within five days after we become aware of the occurrence of any Event of Default (as defined below) or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an officers’ certificate setting forth the details of such Event of Default or default and the action which we propose to take with respect thereto.

Consolidation, Merger and Certain Sales of Assets

We shall not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•	the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the securities and the performance or observance of every covenant of the indenture of the part of Dendreon Corporation to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the terms of the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Events of Default

With respect to the debt securities of any series, each of the following is an Event of Default under the indenture:

•	failure to pay principal of or any premium on any debt security of the same series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to perform any other covenant or agreement in the indenture, continued for 90 days after written notice has been given by the trustee, or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events with respect to bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur, the principal amount of all the debt securities of such series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “Modification and Waiver,” as provided below.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, (iii) such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 90 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

Certain Definitions

“Events of Default” means any event or condition specified as such in Section 5.01 of the indenture, which shall have continued for the period of time, if any, therein designated.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Interest Payment Date,” when used with respect to any debt security, means the Stated Maturity of an installment of interest on such debt security.

“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or interest thereon, means the date specified in such debt security or a coupon representing such installment of interest as the fixed date on which the principal of such debt security or such installment of principal or interest is due and payable.

Modification and Waiver

The indenture may be amended and supplemented by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that the indenture may be amended and supplemented by the trustee and us without the consent of any holder of any debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders of the debt securities in the case of any transaction pursuant to Article 9 of the indenture;

•	evidence and provide for the acceptance of appointment, under the terms of the indenture, by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of the debt securities or that does not adversely affect the legal rights hereunder of any such holder or holders; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Provided, further, that no such supplement or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, or time for payment of interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture; or

•	modify such provisions with respect to modification and waiver.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of such series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected.

Except in certain limited circumstances, either us or the holders of at least ten percent in aggregate principal amount of the debt securities of a series then outstanding, may request that the trustee fix a record date for the purpose of determining the holders of outstanding debt securities entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the debt securities shall have been evidenced to the trustee not later than 180 days after such record date.

Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have Section 11.02 of the indenture, “Legal Defeasance and Discharge,” relating to defeasance and discharge of indebtedness, or Section 11.03, “Covenant Defeasance,” relating to defeasance of certain restrictive covenants in the indenture, applied to any series of debt securities, or to any specified part of a series.

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to have Section 11.02 of the indenture applied to any series of debt securities, we will be discharged from all our obligations with respect to the debt securities of such series (except for certain obligations contained in the indenture, including obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding debt securities of such series on the Stated Maturity of such principal or installment of principal, premium, if any, and interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, discharge and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, discharge and defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such deposit, discharge and defeasance have been complied with.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have Section 11.03 of the indenture applied to any series of debt securities, we shall be released from complying with certain restrictive covenants, contained in the indenture or any supplemental indenture applicable to such series upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on such outstanding debt securities on the Stated Maturity of such principal or installment of principal, premium, if any, and interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such defeasance have been complied with.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call (800) SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.dendreon.com and the address for the investor relations page of our website is http://investor.dendreon.com/edgar.cfm (neither of which is intended to be an active hyperlink in this prospectus). The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

•	the description of our common stock set forth in our Registration Statement on Form 8-A12G, which was filed with the SEC on May 22, 2000 (File No. 000-30681);

•	the description of our Series A Junior Participating Preferred Stock set forth in our Current Report on Form 8-K, which was filed with the SEC on September 25, 2002 (File No. 000-30681), and in Exhibit 4.1 thereto;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 22, 2010 (File No. 000-30681), including certain information incorporated by reference from our Definitive Proxy Statement for our 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as filed with the SEC on May 10, 2010, August 3, 2010 and November 3, 2010, respectively (File No. 000-30681); and

•	our Current Reports on Form 8-K that were filed on January 8, 2010, March 26, 2010, April 5, 2010, April 20, 2010, April 29, 2010, May 13, 2010, May 19, 2010, June 8, 2010, August 26, 2010, September 14, 2010, September 21, 2010, November 18, 2010, November 18, 2010, December 10, 2010, December 20, 2010, December 23, 2010 and January 7, 2011 (File No. 000-30681).

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Jones Day will pass upon the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of Dendreon Corporation appearing in Dendreon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Legal matters

The validity of the notes and shares of common stock offered hereby will be passed upon for us by Jones Day. Certain legal matters will be passed upon for the underwriter by Latham & Watkins LLP.

Experts

The consolidated financial statements of Dendreon Corporation appearing in Dendreon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.